                                                                     EXHIBIT 4.1

                            SCOTT TECHNOLOGIES, INC.
                   401(k) SAVINGS PLAN FOR SALARIED EMPLOYEES









              As Amended and Restated Effective:  January 1, 1998

                                TABLE OF CONTENTS

                                                               ARTICLE NO.
                                                               -----------

NAME AND PURPOSE                                                   I

DEFINITIONS                                                        II

PARTICIPATING DIVISIONS                                            III

ELIGIBILITY AND PARTICIPATION                                      IV

SALARY DEFERRAL CONTRIBUTIONS                                      V

COMPANY CONTRIBUTIONS                                              VI

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT                       VII

ACCOUNTS                                                           VIII

WITHDRAWALS FROM ACCOUNTS                                          IX

HARDSHIP DISTRIBUTIONS                                             X

LOANS                                                              XI

TERMINATION OF EMPLOYMENT                                          XII

RETIREMENT BENEFITS                                                XIII

DEATH BENEFITS                                                     XIV

DISTRIBUTIONS                                                      XV

THE TRUSTEE, ITS POWERS AND DUTIES                                 XVI

INVESTMENT MANAGEMENT                                              XVII

ADMINISTRATION                                                     XVIII

PROHIBITION AGAINST ALIENATION                                     XIX

AMENDMENT AND TERMINATION                                          XX

LIMITATIONS ON CONTRIBUTIONS                                       XXI

LIMITATION ON ANNUAL ADDITIONS                                     XXII

ROLLOVERS AND TRANSFERS INVOLVING OTHER
QUALIFIED RETIREMENT PLANS                                         XXIII

TOP-HEAVY PROVISIONS                                               XXIV

SPECIAL PROVISIONS WITH RESPECT TO CERTAIN SHARES                  XXV

MISCELLANEOUS                                                      XXVI

                                      INDEX

                                                                ARTICLE NO.
                                                                -----------

ACCOUNTS                                                           VIII

ADMINISTRATION                                                     XVIII

AMENDMENT AND TERMINATION                                          XX

COMPANY CONTRIBUTIONS                                              VI

DEATH BENEFITS                                                     XIV

DEFINITIONS                                                        II

DISTRIBUTIONS                                                      XV

ELIGIBILITY AND PARTICIPATION                                      IV

HARDSHIP DISTRIBUTIONS                                             X

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT                       VII

INVESTMENT MANAGEMENT                                              XVII

LIMITATION ON ANNUAL ADDITIONS                                     XXII

LIMITATIONS ON CONTRIBUTIONS                                       XXI

LOANS                                                              XI

MISCELLANEOUS                                                      XXVI

NAME AND PURPOSE                                                   I

PARTICIPATING DIVISIONS                                            III

PROHIBITION AGAINST ALIENATION                                     XIX

RETIREMENT BENEFITS                                                XIII

ROLLOVERS AND TRANSFERS INVOLVING OTHER
QUALIFIED RETIREMENT PLANS                                         XXIII

SALARY DEFERRAL CONTRIBUTIONS                                      V

SPECIAL PROVISIONS WITH RESPECT TO CERTAIN SHARES                  XXV

TERMINATION OF EMPLOYMENT                                          XII

THE TRUSTEE, ITS POWERS AND DUTIES                                 XVI

TOP-HEAVY PROVISIONS                                               XXIV

WITHDRAWALS FROM ACCOUNTS                                          IX

                            AMENDMENT AND RESTATEMENT
                                       OF
                            FIGGIE INTERNATIONAL INC.
                   401(k) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                     AS THE
                            SCOTT TECHNOLOGIES, INC.
                   401(k) SAVINGS PLAN FOR SALARIED EMPLOYEES

                  THIS AMENDMENT AND RESTATEMENT is adopted by and between SCOTT TECHNOLOGIES, INC. (formerly known as Figgie International Inc.), a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter called the "Company"), and WILMINGTON TRUST COMPANY (hereinafter called the "Trustee");

                              W I T N E S S E T H:

                  WHEREAS, on December 23, 1985 the Company established a 401(k) Savings Plan for Salaried Employees (hereinafter called the "Trust and Plan" and previously known as the Figgie International Inc. 401(k) Savings Plan for Salaried Employees and the Figgie International Inc. Supplementary Retirement Savings Plan), effective January 1, 1985; and

                  WHEREAS, the Trust and Plan has been amended from time to time in the years since its establishment; and

                  WHEREAS, it is the desire of the Company to amend and restate the Trust and Plan in order to reflect the merger of the Figgie International Inc. Stock Ownership Trust and Plan into the Trust and Plan and to make certain other necessary and desirable changes;

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, it is mutually agreed that the Trust and Plan be amended and restated effective, except as otherwise provided herein, as of the first day of January, 1998, as follows:

                                   ARTICLE I

                                NAME AND PURPOSE


                  1.1 The name of this Trust and Plan shall be SCOTT TECHNOLOGIES, INC. 401(k) SAVINGS PLAN FOR SALARIED EMPLOYEES. This Trust and Plan was originally created and is hereby continued for the purpose of providing benefits to the participants in this Trust and Plan upon their retirement and for the purpose of providing such other benefits to such participants and their beneficiaries as are hereinafter described.







                                      1-1

                                   ARTICLE II

                                   DEFINITIONS


                  Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this instrument:

                  2.1 The word "accounts" shall mean "employer contribution accounts", "salary deferral accounts", "non-forfeitable accounts", "after-tax accounts" and "Stock Plan accounts", which shall be further denominated as "Stock Bonus Plan accounts", "ESOP accounts" and "Salaried ESOP accounts."

                  2.2 The word "Administrator" shall mean the Company.

                  2.3 The words "Adoption Date" shall mean the date as of which a Division shall have become a Participating Division in accordance with Article III hereof.

                  2.4 The word "affiliate" shall mean any corporation or business organization during any period during which it is a member of a controlled group of corporations or trades or businesses which includes the Company within the meaning of Sections 414(b) and 414(c) of the Code or is a member of an affiliated service group which includes the Company within the meaning of Section 414(m) of the Code.

                  2.5 The words "allocation date" shall mean the last day of each of the Company's taxable years ending after the restatement date.

                  2.6 The word "beneficiary" shall mean any person, other than an alternate payee as defined in Section 19.1(a) hereof, who receives or is designated to receive payment of any benefit under the terms of this Trust and Plan because of the participation of another person in this Trust and Plan.




                                      2-1

                  2.7 The word "Code" shall mean the Internal Revenue Code of 1986, as such may be amended from time, and any lawful regulations or rulings thereunder.

                  2.8 The word "Committee" shall mean the Appeals Committee constituted under the provisions of Article XVIII hereof.

                  2.9 The word "Company" shall mean SCOTT TECHNOLOGIES, INC. or any successor corporation or business organization which shall assume the obligations of the Company under this Trust and Plan as provided herein with respect to the participants.

                  2.10 The word "compensation" shall generally mean taxable remuneration paid to an employee for services rendered to the Company or an affiliate which must be reported as wages on the employee's Form W-2 for income tax purposes. Compensation shall be increased for salary reduction amounts which are excluded from the taxable income of the employee under Sections 125, 402(e)(3) and 402(h) of the Code. Compensation shall be reduced by all of the following amounts even if they are taxable to the employee:

                  (a) all amounts related to any funded deferred compensation plan, whether or not qualified;

                  (b) expense reimbursements, expense allowances or moving expenses;

                  (c) all amounts related to restricted property or stock options, whether qualified or nonqualified; and

                  (d) any cash or non-cash fringe benefits or welfare benefits.

"Compensation" shall not include any remuneration paid to an employee during a period in which he is not an active participant in this Trust and Plan. In addition, an employee's "compensation" shall not exceed One Hundred Sixty Thousand Dollars ($160,000.00) (plus any adjustment after 1998 for cost-of-living or otherwise as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17) and 415(d) of the Code).



                                      2-2

                  2.11 The words "continuous service" shall mean for any employee the aggregate of all periods during which he is or was employed by the Company or any affiliate. Each such period shall be measured from his date of hire to the date of termination of employment which follows such date of hire. In addition, if any employee has a termination of employment and is rehired within twelve (12) months of:

                  (a)      the date of his termination of employment; or

                  (b) if earlier, the first day of any period of leave of absence or military service after the end of which the employee did not return to work for the Company or any affiliate prior to his termination of employment;

such employee's "continuous service" shall include the period of severance measured from his termination of employment until his subsequent date of rehire. Two (2) or more periods of employment or periods of severance that are included in an employee's continuous service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty (30) days constituting a month.

                  2.12 The words "Covered Employee" shall an employee of the Company or an affiliate:

                  (a) who is a salaried employee, whether or not he is exempt from the Wage and Hour provisions of the Fair Labor Standards Act, of a Participating Division; and

                  (b)      either:

                           (i) who is a citizen or resident of the United States; or

                           (ii) whose principal place of employment is in the United States;

provided, however, that an employee shall not be considered to be a Covered Employee if he is an employee whose terms and conditions of employment are covered by a collective bargaining agreement which does not require him to be included in this Trust and Plan, he is a leased employee, he is a person who receives payment of his remuneration from an entity which is not





                                      2-3
the Company or an affiliate or he is an employee who is employed in accordance with an oral or written employment, consulting or other arrangement, the terms and conditions of which preclude his participation in this Trust and Plan.

                  Any such employee shall cease to be a Covered Employee upon the earliest to occur of:

                  (a)      his termination of employment;

                  (b)      his ceasing to be a salaried employee;

                  (c)      his ceasing to be employed by a Participating
                           Division;

                  (d) his terms and conditions of employment become covered by a collective bargaining agreement which does not require him to be included in this Trust and Plan;

                  (e) his transfer to a principal place of employment which is outside the United States if he is not a citizen or resident of the United States;

                  (f) his becoming a leased employee or an employee who is employed in accordance with an oral or written employment, consulting or other arrangement, the terms and conditions of which preclude his participation in this Trust and Plan; or

                  (g) his becoming a person who receives payment of his remuneration from an entity which is not the Company or an affiliate.

                  2.13 The words "date of hire" shall mean the first day during which an employee performs an hour of service for the Company or any affiliate for which he is directly or indirectly compensated or the first day for which the employee is paid any back pay pursuant to an award or agreement. In the case of a rehired employee, "date of hire" shall mean the first day following his previous termination of employment during which the employee performs an hour of service for the Company or any affiliate for which he is directly or indirectly compensated or the first day following his previous termination of employment for which the employee is paid





                                      2-4
any back pay pursuant to an award or agreement. In the event that a business organization shall be or shall have been acquired by or merged into the Company or any affiliate, the date of hire of each employee who is or was an employee on the date of acquisition shall be deemed to have been the most recent date he was hired by such business organization and performed an hour of service.

                  2.14 The word "Disabled" shall mean any period during which the participant is receiving or is entitled to receive disability benefits under any sick leave, short term disability program or long term disability program of the Company or any affiliate, including the Company's Disability Benefits Plan for Salaried Employees and the Company's Senior Executive Benefits Program.

                  2.15 The word "Division" shall mean any Division, Department, Plant or Subsidiary of the Company or any Division, Department, or Plant of a Subsidiary of the Company.

                  2.16 The words "effective date" of this Trust and Plan shall mean January 1, 1985.

                  2.17 The word "employee" shall mean any employee, whether salaried or hourly paid or whether full-time or part-time, of the Company or any affiliate and shall also include a leased employee.

                  2.18 The acronym "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as such may be amended from time to time, and any lawful regulations or rulings thereunder.

                  2.19 The word "ESOP" shall mean the Figgie International Inc. Stock Ownership Trust and Plan.







                                      2-5

                  2.20 The words "ESOP Merger Date" shall mean the end of the day on December 31, 1997.

                  2.21 The words "fair market value" shall mean with respect to the Shares that price at which a Share would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts, including (but not limited to) the nature and history of the business, current and prospective economic conditions, book values, current asset values, earnings capacity, dividend-paying capacity, goodwill, rates of capitalization for comparable businesses, recent sales of Shares (if any), market value of comparable businesses, lack of established marketability, contractual conditions which restrict transfer and the effect of loss of key men. In the event the Shares are not readily tradeable on an established securities market, the Trustee shall rely, for all purposes under this Trust and Plan, upon the independent valuation described in Section 16.6 hereof. In the event Shares are readily tradeable on an established securities market, the fair market value of a Share shall be determined with reference to appropriate market quotations.

                  2.22 The word "hour" shall mean for any employee an hour for which he is directly or indirectly paid or entitled to payment by the Company or any affiliate for the performance of services, including payments pursuant to an award or agreement requiring the Company or an affiliate to pay back wages, irrespective of mitigation of damages.

                  2.23 The words "investment fund" shall mean a fund established, maintained and administered by the Trustee pursuant to Articles VII and XVII hereof.

                  2.24 The words "leased employee" shall mean any individual (other than a common-law employee of the Company or an affiliate) who, pursuant to an agreement between the Company or an affiliate and any leasing organization, has performed services under the





                                      2-6
primary direction or control of the Company or an affiliate or related persons, as determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year.

                  2.25 The words "military service" shall mean duty in the Armed Forces of the United States, whether voluntary or involuntary, provided that the employee serves not more than one voluntary enlistment or tour of duty, and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty.

                  2.26 The words "normal retirement date" shall mean for each participant the later of the following:

                  (a)      the date on which he attains age sixty-five (65); and

                  (b) the earlier of the fifth (5th) anniversary of the date on which he became a participant in this Trust and Plan or the date of his completion of five (5) years of vesting service.

Notwithstanding the foregoing to the contrary, the "normal retirement date" of each participant who was hired prior to January 1, 1990 shall be the date on which he attains age sixty-five (65).

                  2.27 The word "participant" shall mean any eligible employee who has become a participant in this Trust and Plan in accordance with Article IV hereof or a Supplemental Agreement. A person shall cease to be a participant upon his termination of employment. A participant shall be considered to be an "active participant" during any period of employment except for:

                  (a)      any period during which he is not a Covered Employee;

                  (b) any period during which he is designated as an inactive participant by a Supplemental Agreement by which he is covered; and

                  (c)      any period during which he is Disabled.




                                      2-7

                  2.28 The words "Participating Division" shall mean any Division which is or shall become a Participating Division in this Trust and Plan pursuant to Article III hereof.

                  2.29 The words "payroll cut-off date" shall mean the last date upon which data can be input into the payroll system or changed with respect to the production of payroll checks for a payroll period.

                  2.30 The words "period of severance" shall mean for any employee or former employee a period commencing on his termination of employment and ending on the date such employee or former employee is rehired by the Company or any affiliate. A "one year period of severance" shall mean a twelve
(12) month period of severance during which an employee does not complete at least one (1) hour for the Company or any affiliate. Notwithstanding the foregoing provisions of this Section, in the event any employee ceases to be actively employed after December 31, 1984 either:

                  (a)      by reason of the pregnancy of such employee; or

                  (b)      by reason of the birth of a child of such employee;
                           or

                  (c) by reason of the placement of a child with such employee in connection with the adoption of such child by such employee; or

                  (d) by reason of caring for such child for a period beginning immediately following such birth or placement;

such employee's period of severance shall be deemed to have commenced on the later of the first anniversary of the date he ceased to be actively employed or his termination of employment.

                  2.31 The words "permanent and total disability" shall mean any disability for which the participant is entitled to receive and is receiving disability insurance benefits under Title II of the Federal Social Security Act.

                  2.32 The words "plan year" shall mean the calendar year.



                                      2-8

                  2.33 The words "qualified nonelective contributions" shall mean any special employer contribution made by the Company pursuant to Section
6.3 hereof and any other fully vested employer contribution made by the Company to this Trust and Plan.

                  2.34 The words "Qualified Person" shall mean a participant or former participant who has attained age fifty-five (55) and has completed five
(5) years of vesting service or the beneficiary of such a deceased participant or former participant.

                  2.35 The words "restatement date" shall mean the date on which this Amendment and Restatement became effective, which date is January 1, 1998.

                  2.36 The words "Salaried ESOP" shall mean the Figgie International Inc. Stock Ownership Trust and Plan for Salaried Employees.

                  2.37 The words "salary deferral contributions" shall mean contributions made to this Trust and Plan by the Company on behalf of an active participant pursuant to such active participant's election under Section 5.1 hereof and paid to the Trustee pursuant to Section 5.3 hereof.

                  2.38 The word "Shares" shall mean Shares of the Company's capital stock which are denominated either Class A Common Stock or Class B Common Stock, together with any voting trust certificates representing beneficial ownership of such Shares.

                  2.39 The words "Stock Plans" shall mean the following plans:

                  (a)      the ESOP;

                  (b)      the Figgie International Inc. Stock Bonus Trust and
                           Plan;

                  (c)      the Salaried ESOP; and

                  (d)      the Figgie Security, Inc. Stock Bonus Trust and Plan.



                                   2-9

                  2.40 The words "Supplemental Agreement" shall mean an agreement adopted by the Company pursuant to Section 3.2 hereof setting forth special provisions applicable to specific groups of employees, former employees or beneficiaries of deceased employees.

                  2.41 The words "taxable year" shall mean the calendar year.

                  2.42 The words "termination of employment" shall mean for any employee the occurrence of any one of the following events:

                  (a) his discharge unless he is subsequently reemployed by the Company or an affiliate and given pay back to his date of discharge;

                  (b) his voluntary termination of employment with the Company or any affiliate;

                  (c) his retirement from employment with the Company or any affiliate;

                  (d)      his failure to return to work:

                           (i)      at the end of any leave of absence
                                    authorized by the Company; or

                           (ii) within ninety (90) days following such employee's release from military service or within any other period following military service in which his right to reemployment with the Company or any affiliate is guaranteed by law; or

                           (iii) after the cessation of disability benefits under any sick leave, short term disability program or long term disability program of the Company; or

                           (iv) within three (3) days after he has been recalled to work following a period of layoff;

                  (e) he has been continuously laid-off for twelve (12) months;

                  (f) if the stock or assets of the business unit by which the employee is employed are sold to a person or entity which is not an affiliate of the Company or are transferred to a joint venture which is not an affiliate of the Company and this Trust and Plan is assumed by such person, entity or joint venture, his termination of employment (as defined in subparagraphs (a) through (e) above) with such person, entity or joint venture; or

                  (g) if the stock or assets of the business unit by which the employee is employed are sold to a person or entity which is not an affiliate of the Company or are transferred to a joint venture which is not an affiliate of






                                      2-10
                           the Company and this Trust and Plan is not assumed by such person, entity or joint venture, the date of sale of the stock or assets or the date of such transfer.

In the case of the occurrence of any event described in subparagraph (d)(i),
(d)(ii) or (e) of this Section, the date of such employee's termination of employment shall be deemed to be the earlier of (A) the first anniversary of the first day of any such period of leave of absence, military service or layoff, or
(B) the last day of any such period of leave of absence, military service or layoff.

                  2.43 The words "Transition Period No. 1" shall mean the period which commenced on June 14, 1997 and ended on September 26, 1997, the date which was one (1) month following the final reconciliation of the valuation of this Trust and Plan's assets by the prior recordkeeper for the second quarter of 1997.

                  2.44 The words "Transition Period No. 2" shall mean the period commencing on December 31, 1997 and ending on the date which is one (1) month following the final reconciliation of the ESOP's fourth quarter valuation by the ESOP's prior recordkeeper.

                  2.45 The words "Trust and Plan" shall mean this instrument as originally executed, as it is amended and restated herein and as it may be amended from time to time hereafter.

                  2.46 The word "Trustee" shall mean the person or persons serving as the Trustee of this Trust and Plan and any successor Trustee or Trustees.

                  2.47 The words "Trust Fund" shall mean the Trust established by this Trust and Plan including the separate investment funds established pursuant to Article VII hereof.

                  2.48 The word "Unit" shall mean an accounting unit representing an interest in one of the investment funds established under
Article VII hereof.



                                      2-11

                  2.49 The words "valuation date" shall mean the date as of which account balances are valued.

                  2.50 The words "vested account balances" shall mean for any participant or former participant his vested interest and shall mean for any beneficiary the portion of his account balances which represent a deceased participant's or former participant's vested interest.

                  2.51 The words "vested interest" shall mean, with respect to any participant, (a) plus (b) minus (c) below, where:

                  (a) equals the balances, if any, then credited to all salary deferral accounts, non-forfeitable accounts, after-tax accounts and Stock Plan accounts maintained on his behalf;

                  (b)      equals the sum of:

                           (i) the balance, if any, then credited to his employer contribution account multiplied by his vested percentage; plus

                           (ii) any distributions made to the participant which have not been recontributed by the participant pursuant to Section 12.5 hereof or withdrawals by the participant from his employer contribution account since his earliest date of hire which has not been followed by a five (5) year period of severance, multiplied by his vested percentage; and

                  (c) equals any distributions made to the participant which have not been recontributed by the participant pursuant to Section 12.5 hereof or withdrawals by the participant from his employer contribution account since his earliest date of hire which has not been followed by a five (5) year period of severance.

                  2.52 The words "vested percentage" shall mean for any participant a percentage determined on the basis of his number of years of vesting service in accordance with the following table:


    Years of Vesting Service                    Vested Percentage
    ------------------------                    -----------------
    Less than 1 year                                      0%
    1 but less than 2 years                              20%
    2 but less than 3 years                              40%
    3 but less than 4 years                              60%
    4 but less than 5 years                              80%
    5 or more years                                     100%



                                      2-12

In any event, the "vested percentage" of a participant who has attained his normal retirement date or who is permanently and totally disabled shall be one hundred percent (100%).

                  2.53 The words "vesting service" shall mean for any employee the aggregate of all his periods of continuous service with the Company or any affiliate, except as otherwise provided below.

                  The "vesting service" of an employee who terminates employment and who is later reemployed by the Company or any affiliate shall not include the length of any of his periods of continuous service rendered prior to the date of said termination of employment if all of the following apply:

                  (a) his period of severance between said date of termination of employment and the date he is reemployed equals or exceeds the period of vesting service he had on said date of termination of employment; and

                  (b) he did not have a vested interest under this Trust and Plan or any of the Stock Plans on his termination of employment; and

                  (c)      his period of severance equals or exceeds either:

                           (i)      one (1) year if his termination of
                                    employment occurred prior to January 1,
                                    1985; or

                           (ii) five (5) years if his termination of employment occurred on or after January 1, 1985.



                                      2-13

                                  ARTICLE III

                             PARTICIPATING DIVISIONS

                  3.1 A Division shall become a Participating Division under this Trust and Plan by order of the Board of Directors of the Company with, in the case of a Subsidiary of the Company, the ratification of the Board of Directors of the Subsidiary. By becoming a Participating Division under this Trust and Plan, a Subsidiary of the Company is deemed to approve this Trust and Plan in the form as of its Adoption Date, together with any future amendments or restatements made by the Company after such Adoption Date, even though such amendments or restatements are not specifically ratified by the Subsidiary. The Participating Divisions as of the date of execution of this Amendment and Restatement are as follows:

                  Corporate Staff
                  STI Properties, Inc.
                  Interstate Electronics Corporation
                  Scott Aviation Division
                           Lancaster, New York
                           Monroe, North Carolina
                           South Haven, Michigan

A Participating Division shall be added to this Section hereof upon becoming a Participating Division. Divisions which were formerly Participating Divisions but which have ceased to be Participating Divisions shall be deleted from this Section.

                  3.2 The Company may, in the sole discretion of its Board of Directors, determine that special provisions shall be applicable to specific groups of employees, former employees or beneficiaries of deceased employees which groups are not discriminatory in nature, either in addition to, or in lieu of the provisions of this Trust and Plan, or may determine that certain employees of a Participating Division shall not be eligible to participate in this Trust and



                                      3-1

Plan. In such event, the Company shall adopt a Supplemental Agreement with respect to such employees, former employees and beneficiaries of deceased employees which shall specify the employees, former employees and beneficiaries of deceased employees covered by the Supplemental Agreement and the special provisions applicable to such employees, former employees and beneficiaries of deceased employees. Supplemental Agreements shall be deemed to be a part of this Trust and Plan solely with respect to the employees, former employees and beneficiaries of deceased employees specified therein.

                  3.3 The Company may, from time to time amend, modify or terminate a Supplemental Agreement provided, however, that no such action shall operate so as to deprive any participant, former participant or beneficiary who was covered by such Supplemental Agreement of any vested rights to which he is entitled under this Trust and Plan or the Supplemental Agreement.



                                      3-2

                                   ARTICLE IV

                          ELIGIBILITY AND PARTICIPATION

                  4.1 Every employee who was a participant in this Trust and Plan immediately prior to the restatement date shall continue to be a participant until his termination of employment.

                  4.2 On and after the restatement date, every other employee who is a Covered Employee shall automatically become a participant in this Trust and Plan on the date he becomes a Covered Employee.

                  4.3 In the event that a former participant is rehired, he shall become a participant on his date of reemployment if he is a Covered Employee on such date.

                  4.4 Each person on whose behalf account balances have been or will be transferred to the Trustee from the ESOP as a result of the merger of the ESOP into this Trust and Plan automatically became a participant, terminated participant, retired participant, beneficiary or alternate payee, as the case may be, in this Trust and Plan, effective as of the ESOP Merger Date, if he was not already a participant under or otherwise entitled to future benefits from this Trust and Plan.



                                      4-1

                                   ARTICLE V

                         SALARY DEFERRAL CONTRIBUTIONS

                  5.1 Pursuant to uniform rules and procedures prescribed by the Administrator, an active participant may elect that a portion of his unpaid compensation for a plan year be paid by the Company to the Trustee hereunder as a salary deferral contribution and be treated as a contribution by the Company. Any election by a participant pursuant to this Section shall be expressed in one percent (1%) increments of his compensation for a payroll period. The Administrator may, from time to time, establish maximum percentage limits on the amount of salary deferral contributions that participants can make under this Trust and Plan and may establish maximum percentage limits which apply solely to highly compensated employees. As of the restatement date and until changed by the Administrator pursuant to this Section, the maximum percentage of an active participant's compensation (minus, for years prior to January 1, 1999, any salary reduction amounts which are excluded from the taxable income of the participant under Section 125 of the Code) for a payroll period that is subject to election pursuant to this Section shall be fifteen percent (15%).

                  5.2 A participant's initial election pursuant to Section 5.1 hereof shall be in writing, or in such form as is required by the Administrator, shall become effective at such time as the Administrator shall permit and shall be conditioned upon:

                  (a) his right to defer the imposition of federal income tax on such contributions until a subsequent distribution of such amount under this Trust and Plan; and

                  (b) the Company's right to deduct such amounts for federal income tax purposes after taking into account any contributions made by the Company under any profit sharing, pension and stock bonus plans maintained by the Company which meet the requirements of Section 401(a) of the Code.



                                      5-1

Any such election shall be deemed a continuing election and shall remain in effect until it is revoked or amended by the participant in writing, or by such other procedures as shall be established by the Administrator from time to time, or the participant ceases to be an active participant. A participant may revoke or amend his election at such times as the Administrator shall permit. A participant shall revoke or amend his election by providing such notice to the Administrator as the Administrator, in its sole discretion, shall require.

                  As of the restatement date and until changed by the Administrator pursuant to this Section, a participant will be able to revoke or amend his election as of the first payroll payment date on or after the first day of any calendar quarter, provided that he notifies the Administrator in writing, or by such other procedures as shall be established by the Administrator from time to time, no later than the tenth (10th) day of the month prior to such calendar quarter. In addition, as of the restatement date and until changed by the Administrator pursuant to this Section, an employee who is a new active participant will be able to make an election pursuant to Section
5.1 hereof upon his entry into this Trust and Plan and such election shall be implemented as of the next payroll cut-off date after such election is received by the Administrator.

                  5.3 All amounts paid by the Company to the Trustee pursuant to
Section 5.1 hereof shall be paid in cash not later than the date on which such amounts can reasonably be segregated from the Company's general assets, which in no event shall be later than the fifteenth (15th) business day of the month following the month in which such amounts would have otherwise been payable to the participants in cash. Such amounts shall be credited to the participants' salary deferral accounts.

                  5.4 In the event a participant receives a distribution from his salary deferral account as a result of hardship as described in Article X hereof, such participant's salary deferral


                                      5-2
contributions shall be suspended for a twelve (12) month period after his receipt of such hardship distribution. In addition, for the taxable year of the participant immediately following the participant's taxable year during which said hardship distribution occurs, such participant shall be barred from making salary deferral contributions in excess of (a) minus (b) below, where:

                  (a) equals Ten Thousand Dollars ($10,000.00) (plus any cost of living increase after 1998 allowable under
                           Section 402(g) of the Code for such immediately following taxable year of the participant); and

                  (b) equals the amount of such participant's salary deferral contributions for the participant's taxable year during which said hardship distribution is made.









                                      5-3

                                   ARTICLE VI

                              COMPANY CONTRIBUTIONS

                  6.1 For each taxable year ending after the restatement date, the Company may make an employer discretionary contribution to this Trust and Plan on behalf of each participant who:

                  (a) is actively employed on the allocation date coinciding with the last day of said taxable year; or

                  (b) terminated his employment on or as of said allocation date.

Participants whose employment terminated prior to such allocation date or who are Disabled on such allocation date shall not be allocated any portion of said employer discretionary contribution.

                  The employer contribution account of each such participant shall be credited with that portion of the employer discretionary contribution for such taxable year which bears the same relationship to the employer discretionary contribution as such participant's compensation, determined as of the last day of the Company's taxable year, bears to the total compensation, determined as of said date, of all such participants.

                  Any employer discretionary contribution shall be an amount of cash or a number of Shares, or both, as shall be approved or ratified and confirmed by a resolution of the Board of Directors of the Company. Any contribution of Shares may be from authorized but unissued Shares or treasury Shares. The employer discretionary contribution so approved by the Board of Directors shall be contributed to the Trustee within the first three (3) calendar months following the end of such taxable year and shall be deemed to have been credited to the employer contribution accounts of the participants described above on the aforesaid allocation date



                                      6-1
described above. Fractional interests in Shares shall be credited to the employer contribution accounts of participants to the nearest one-thousandth (0.001th) of a Share.

                  6.2 For each payroll payment after the restatement date, the Company shall make matching contributions to this Trust and Plan on behalf of each active participant on whose behalf salary deferral contributions are being made out of such payroll payment and each active participant on whose behalf salary deferral contributions would have been made out of such payroll payment but for the calendar year limit on salary deferral contributions imposed by
Section 402(g)(1) of the Code, as adjusted for cost of living increases ("402(g)(1) Limit"). Matching contributions made on behalf of an active participant with respect to a particular payroll payment in a calendar year shall have a value equal to (a) plus (b) below, where:

                  (a)      equals the lesser of:

                           (i) the salary deferral contributions which were made to this Trust and Plan by the Company on behalf of such active participant or which would have been made on behalf of such active participant out of such payroll payment but for the 402(g)(1) Limit (based on such active participant's rate of salary deferral contributions immediately prior to limitation by the 402(g)(1) Limit); and

                           (ii)     one percent (1%) of such active
                                    participant's compensation during the
                                    payroll period to which such payroll payment relates; and

                  (b)      equals (i) multiplied by (ii) below, where:

                           (i)      equals the lesser of:

                                    (A)      the salary deferral contributions
                                             which were made to this Trust and
                                             Plan by the Company on behalf of
                                             such active participant or which
                                             would have been made on behalf of
                                             such active participant out of such
                                             payroll payment but for the
                                             402(g)(1) Limit (based on such
                                             active participant's rate of salary
                                             deferral contributions immediately
                                             prior to limitation by the
                                             402(g)(1) Limit) and which are in
                                             excess of one percent (1%) of such
                                             active participant's compensation
                                             during the payroll period to which
                                             such payroll payment relates; and




                                      6-2

                                    (B)      four percent (4%) of such active
                                             participant's compensation during
                                             the payroll period to which such
                                             payroll payment relates; and

                           (ii)     equals twenty-five percent (25%).

Notwithstanding the foregoing, the maximum matching contribution for any participant for a calendar year ending after the restatement date shall two percent (2%) of the limit on compensation imposed by Section 401(a)(17) of the Code, as adjusted for cost of living increases, for such calendar year ("401(a)(17) Limit"). The maximum matching contribution for any participant for the 1998 calendar year is Three Thousand Two Hundred Dollars ($3,200.00) or two percent (2%) of the 1998 401(a)(17) Limit.

                  Any matching contributions shall be in cash and shall be credited to the employer contribution accounts of such participants as of the date such contributions are received by the Trustee.

                  6.3 For each taxable year ending after the restatement date, the Company may make a special employer contribution to this Trust and Plan. Any special employer contribution shall be allocated to the non-forfeitable accounts of some or all of the participants who are not highly compensated employees in such manner as the Company shall designate at the time such special employer contribution is made to this Trust and Plan. Any special employer contribution shall be in an amount of cash as shall be approved or ratified and confirmed by a resolution of the Board of Directors of the Company. Any special employer contribution so approved by the Board of Directors shall be contributed to the Trustee not later than the last day upon which the Company may make a contribution to this Trust and Plan and secure under the Code a deduction of such contribution in the computation of its federal income taxes for the taxable year for which such contribution is made.



                                      6-3

                  6.4 Any employer discretionary contributions and matching contributions credited to a participant's employer contribution account pursuant to Sections 6.1 and 6.2 hereof shall be subject to the vesting schedule set forth in Section 2.52 hereof. Any special employer contributions credited to a participant's non-forfeitable account pursuant to Section 6.3 hereof shall be fully vested and nonforfeitable.









                                      6-4

                                  ARTICLE VII

                  INVESTMENT FUNDS AND DIRECTION OF INVESTMENT

                  7.1 The Trustee shall maintain such investment funds within the Trust Fund as the Company may from time to time prescribe, including but not limited to the following:

                  (a)      money market funds;

                  (b)      mutual funds;

                  (c)      equity funds;

                  (d)      fixed income funds;

                  (e)      balanced funds;

                  (f)      any pooled investment fund established by a bank;

                  (g)      any insurance company's general account;

                  (h) any special account established and maintained by any insurance company;

                  (i) guaranteed investment contracts, including pooled funds of guaranteed investment contracts; and

                  (j)      Company Stock Funds.

The Company shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the funds from time to time. Investment funds maintained hereunder shall be held and administered in accordance with the powers and duties set forth in Article XVII hereof. In addition, the Trustee may hold assets of any investment fund in cash or in short-term money market instruments as it deems appropriate.

                  As of the restatement date the Trustee is maintaining the following types of investment funds within the Trust Fund:

                  (a)      Stable Income Fund;




                                      7-1

                  (b)      Fixed Income Fund;

                  (c)      Balanced Fund;

                  (d)      Growth & Income Fund;

                  (e)      Flexible Asset Allocation Fund;

                  (f)      Equity Growth Fund;

                  (g)      Small Cap Growth Fund;

                  (h)      International Fund;

                  (i)      Conservative Lifestyle Fund;

                  (j)      Moderate Lifestyle Fund;

                  (k)      Aggressive Lifestyle Fund;

                  (l) Class A Common Stock Fund, consisting of shares of the Company's Class A Common Stock; and

                  (m) Class B Common Stock Fund, consisting of shares of the Company's Class B Common Stock.

                  7.2 Each participant, former participant or beneficiary, by written direction to the Administrator or by such other procedures as shall be established by the Administrator from time to time, shall direct the investment of his accounts, other than his Stock Plan account or accounts, and contributions being made to any such accounts in the investment funds established hereunder; provided, however, that any such investment directions shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion including rules requiring that investment selections be made in percentage increments. Any investment direction with respect to contributions being made to any such accounts of a participant shall be deemed a continuing direction and shall remain in effect unless revoked or changed by the participant. A participant, former participant or beneficiary may change his investment direction at such times and upon such notice as the Administrator, from time to time,



                                      7-2
may require. Each participant shall indicate whether any change in investment direction shall apply only to contributions made to this Trust and Plan following such change or whether such change shall also operate to change the investment of Units of any investment fund already credited to his accounts. If a procedure for daily change of investment is offered by the Administrator, such investment direction may be changed on a daily basis, such change generally to be effective as of the end of the day of the change, but subject to reasonable administrative delays. Any rules established by the Administrator pursuant to this Section shall apply to all participants, former participants and beneficiaries in a uniform and nondiscriminatory manner. It is intended that the total account balances of all employer contribution accounts, salary deferral accounts, non-forfeitable accounts and after-tax accounts which have not been segregated as a result of a loan be invested in the investment funds established hereunder. In the event that a participant, former participant or beneficiary does not direct the investment of any portion of such account balances, such undirected portion of such account balances shall be invested in the Conservative Lifestyle Fund. No directions of investment with respect to Stock Plan accounts shall be made pursuant to this Section 7.2.

                  7.3 Each Qualified Person by written direction to the Administrator or by such other procedures as shall be established by the Administrator from time to time, may direct the investment of his Stock Plan account or accounts in any or all of the investment funds established hereunder; provided, however, that such investment directions shall be made in accordance with such rules as are established by the Administrator from time to time in its sole discretion including rules requiring that investment selections be made effective as of specific dates and within a certain period of dates prior to the specified date. As of the restatement date and until changed by the Administrator pursuant to this Section, Qualified Persons shall be able



                                      7-3
to direct the investment of their Stock Plan accounts on a quarterly basis. Such direction shall become effective after all accounting and recordkeeping functions for the calendar quarter have been completed. Any rules established by the Administrator pursuant to this Section shall apply to all Qualified Persons in a uniform and nondiscriminatory manner. Participants, former participants and beneficiaries who are not Qualified Persons may not direct the investment of their Stock Plan accounts and it is intended that such accounts remain invested in the Class A Common Stock Fund and/or the Class B Common Stock Fund.

                  7.4 The interest of any account in an investment fund shall be measured in terms of Units which shall be equal, undivided interests in the assets of the investment fund. The initial value of a Unit of an investment fund shall be such uniform amount of money or uniform value as determined by the Trustee. The value of a Unit in an investment fund shall be redetermined daily by the Trustee by dividing the fair market value of the investment fund (including any uninvested cash) as of the next preceding business day by the total number of Units of such investment fund then credited to the accounts of participants, former participants and beneficiaries who are then invested in the investment fund. Fractional Units of the investment fund shall be credited to an account to a least two (2) decimal places. It is intended that this Section operate to adjust each investment fund to reflect all income attributable to such investment fund and changes in the value of such investment fund's assets, as the case may be, as of any valuation date and, as a result of the adjustment of Unit values, to distribute among all accounts and subaccounts having an interest in such investment fund, all such income and value changes.

                  7.5 If a participant, former participant or beneficiary has made a proper change of investment direction pursuant to Section 7.2 or 7.3 hereof with respect to Units of any



                                      7-4
investment fund already credited to his accounts, his accounts shall be debited by the number of Units of any such investment fund which have been sold and credited with the number of Units of any such investment fund which have been purchased in order to accomplish such change of investment.

                  7.6 Notwithstanding anything contained in this Trust and Plan to the contrary and except as provided below, a participant's, former participant's or beneficiary's investment of his accounts, other than his Stock Plan account or accounts, in both the Class A Common Stock Fund and the Class B Common Stock Fund may not exceed such limit as shall be established by the Administrator from time to time. However, in the event subsequent appreciation in the Class A Common Stock or the Class B Common Stock held in a participant's, former participant's or beneficiary's accounts, other than his Stock Plan account or accounts, causes such person's investment of such accounts in the Class A Common Stock Fund and the Class B Common Stock Fund to exceed such limit, the Trustee shall not be required to reduce such person's investment in such Stock Funds unless so directed by such person. In addition, in the event a participant, former participant or beneficiary directs that any portion of his account balances, other than his Stock Plan account balance or account balances, which is invested in the Class A Common Stock Fund or the Class B Common Stock Fund be reallocated to another investment fund which is not the Class A Common Stock Fund or the Class B Common Stock Fund, such person's right to direct further investment in the Class A Common Stock Fund or the Class B Common Stock Fund shall be suspended for a period of twelve (12) months from the date on which such reallocation was effective. Such twelve (12) month suspension shall not apply to reallocations between the Class A Common Stock Fund and the Class B Common Stock Fund.



                                      7-5

                  7.7 The Administrator determined that no investment directions or changes in or revocations of investment directions, including reallocations between the investment funds, would be accepted by the Administrator from existing participants, former participants and beneficiaries during Transition Period No. 1 with respect to Shares or other assets credited to accounts prior to July 1, 1997 ("Pre-7/1/97 Assets"). Investment directions made by participants, former participants and beneficiaries after April 1, 1997 and prior to June 14, 1997 with respect to Pre-7/1/97 Assets were implemented as of July 1, 1997 and were not permitted to be changed until the end of Transition Period No. 1. The foregoing restriction did not apply to any assets of this Trust and Plan which were not Pre-7/1/97 Assets.

                  Similarly, the Administrator has determined that no investment directions or changes in or revocations of investment directions, including reallocations between the investment funds, will be accepted by the Administrator from Qualified Persons during Transition Period No. 2 with respect to assets being transferred from the ESOP to accounts hereunder as a result of the merger of the ESOP into this Trust and Plan as of the ESOP Merger Date. Investment directions made by Qualified Persons during December 1997 with respect to such assets will be implemented as of the beginning of the day on January 1, 1998 and will not be permitted to be changed until the end of Transition Period No. 2. After Transition Period No. 2 has ended, investment directions may be made in accordance with procedures established by the Administrator pursuant to Section 7.3 hereof.

                  7.8 All assets which are transferred from the ESOP to accounts hereunder as a result of the merger of the ESOP into this Trust and Plan as of the ESOP Merger Date shall be credited to the investment funds maintained under this Trust and Plan effective as of the ESOP Merger Date as follows:



                                      7-6

                  (a) non-Share assets held in investment funds maintained under the ESOP shall be credited to the investment funds being maintained under this Trust and Plan in accordance with the investment directions of Qualified Persons;

                  (b) Shares of the Company's Class A Common Stock ("Class A Shares") and cash representing fractional Class A Shares, together with any other attributable cash, shall be credited to the Class A Common Stock Fund; and

                  (c) Shares of the Company's Class B Common Stock ("Class B Shares") and cash representing fractional Class B Shares, together with any other attributable cash, shall be credited to the Class B Common Stock Fund.

                  7.9 The investment direction procedures of this Article are and shall continue to be designed so as to comply, in the sole judgement of the Administrator, with the requirements imposed by Section 404(c) of ERISA and regulations thereunder, and shall apply to all participants, former participants and beneficiaries in a uniform and nondiscriminatory manner.



                                      7-7

                                  ARTICLE VIII

                                    ACCOUNTS

                  8.1 Salary deferral accounts, employer contribution accounts, non-forfeitable accounts and after-tax accounts being maintained by the Administrator immediately prior to the restatement date shall continue to be maintained under this Trust and Plan as amended and restated herein. In addition, effective as of the ESOP Merger Date, the Trustee shall establish Stock Plan accounts to receive assets which were transferred from the ESOP as a result of the merger of the ESOP into this Trust and Plan and which were previously held under one or more of the Stock Plans. Such accounts shall be credited and debited as provided in this Article.

                  8.2 Upon an employee becoming a participant, the Administrator shall establish a salary deferral account and employer contribution account in the name of such participant. Salary deferral and employer contribution accounts established on behalf of a new participant shall be deemed to have been established on the date upon which or as of which such participant became a participant.

                  8.3 The accounts of participants shall be credited with contributions as specified in Articles V and VI hereof and in Sections 12.5 and
24.3 hereof and shall be debited to take into account any withdrawals or distributions made from such accounts pursuant to Article IX, X or XV hereof. All such credits and debits to the accounts of a participant shall be made as of the dates specified in the appropriate Sections of this Trust and Plan.

                  8.4 In the event a participant directs, pursuant to Article VII hereof, that his account or accounts are to be invested in more than one (1) investment fund, the Administrator shall maintain subaccounts as a part of such participant's account or accounts. Such subaccounts shall show the portion of an account invested in a particular investment fund.



                                      8-1

                  8.5 In the event that a participant or former participant shall have more than one salary deferral account, employer contribution account, non-forfeitable account, after-tax account, Stock Bonus Plan account, ESOP account or Salaried ESOP account, the Administrator may in its sole discretion consolidate the multiple accounts into a single account of the same type.








                                      8-2

                                   ARTICLE IX

                            WITHDRAWALS FROM ACCOUNTS

                  9.1 Withdrawals made pursuant to this Article shall be subject to the following restrictions:

                  (a) the minimum amount of any such withdrawal shall be the lesser of an amount set by the Administrator or the total of the vested account balances which are subject to withdrawal pursuant to this Article;

                  (b) the withdrawing participant shall make a written application on a form provided by the Administrator or shall follow such procedures as shall be specified by the Administrator from time to time and shall designate the investments that are to be liquidated to permit the making of such withdrawal;

                  (c) any withdrawal shall be made in a single lump sum payment of cash in accordance with Article XV hereof;

                  (d) any withdrawal shall be made in accordance with the provisions of Section 26.12 hereof;

                  (e) no amounts withdrawn pursuant to this Article may be recontributed to this Trust and Plan; and

                  (f) any withdrawal shall be subject to such other reasonable and uniform rules and regulations, consistently applied, as may be established from time to time by the Administrator.

                  9.2 Subject to Section 9.1 hereof, on or after the date a participant attains age fifty-nine and one-half (59-1/2) or becomes permanently and totally disabled, such participant may withdraw all or a portion of his salary deferral account balance. Prior to the date on which a participant attains age fifty-nine and one-half (59-1/2) or becomes permanently and totally disabled, such participant may withdraw from his salary deferral account only in the case of hardship as provided in Article X hereof.

                  9.3 Subject to Section 9.1 hereof, on or after the earlier of the April 1 following the end of the calendar year in which the participant attains age seventy and one-half



                                      9-1

(70-1/2) or the date a participant becomes permanently and totally disabled, such participant may withdraw all or a portion of his employer contribution account balance; provided, however, that in the case of a participant who is not permanently and totally disabled only the vested portion of the employer contribution account may be withdrawn. Prior to the earlier of the April 1 following the end of the calendar year in which a participant attains age seventy and one-half (70-1/2) or the date on which a participant becomes permanently and totally disabled, such participant may withdraw from his employer contribution account only in the case of hardship as provided in
Article X hereof.

                  9.4 Subject to Section 9.1 hereof, a participant may withdraw all or a portion of his after-tax account balance.

                  9.5 Subject to Section 9.1 hereof, on or after the earlier of the April 1 following the end of the calendar year in which the participant attains age seventy and one-half (70-1/2) or the date a participant becomes permanently and totally disabled, such participant may withdraw all or a portion of his non-forfeitable account balance and all or a portion of his Stock Plan account balances. Prior to the earlier of the April 1 following the end of the calendar year in which a participant attains age seventy and one-half (70-1/2) or the date on which a participant becomes permanently and totally disabled, such participant may withdraw from his non-forfeitable account only in the case of hardship as provided in Article X hereof and may not withdraw from his Stock Plan accounts.

                  9.6 Upon an attempt by a participant to use his interest in this Trust and Plan as security for any type of obligation, or to alienate, dispose of or in any manner encumber, or upon an attempt by any third person to attach, levy upon or in any manner convert the use or




                                      9-2
enjoyment of any such interest of a participant, the right to withdraw any portion thereof pursuant to this Article shall automatically terminate.

                  9.7 A participant may not withdraw his account balances prior to his retirement or termination of employment except as provided in this Article and in Article X hereof.

                  9.8 No withdrawals were made by participants during Transition Period No. 1. Similarly and notwithstanding anything contained in this Article to the contrary, no withdrawals shall be made by participants from Stock Plan accounts during Transition Period No. 2.






                                      9-3

                                   ARTICLE X

                             HARDSHIP DISTRIBUTIONS

                  10.1 Subject to such uniform rules and procedures as the Administrator may prescribe, in the case of hardship, a participant may apply to the Administrator for a hardship distribution. For the purposes of this Section, a distribution shall be on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the participant, as described in Section 10.2 hereof, and is necessary, as described in Section 10.3 hereof, to satisfy such need. Such distribution shall be made only from the accounts specified in Section 10.4 hereof.

                  10.2 A distribution will be made on account of an immediate and heavy financial need of a participant only if the distribution is on account of:

                  (a) the need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence;

                  (b) purchase (excluding mortgage payments) of a principal residence for the participant;

                  (c) medical expenses described in Section 213(d) of the Code incurred by the participant, the participant's spouse, or any dependents of the participant (as defined in Section 152 of the Code); or

                  (d) payment of tuition for the next twelve (12) months of post-secondary education for the participant, his or her spouse, children or dependents.

                  10.3 A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a participant only if all of the following requirements are satisfied:

                  (a) the distribution is not in excess of the amount of the immediate and heavy financial need of the participant, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;



                                      10-1

                  (b) the participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under this Trust and Plan and all other plans maintained by the Company or any affiliates, unless such distribution or loan would have the effect of increasing the amount of the financial need;

                  (c) this Trust and Plan and all other plans maintained by the Company or any affiliates provide that the participant may not make salary deferral contributions for the participant's taxable year immediately following the taxable year of the participant during which said hardship distribution occurs in excess of the applicable limit under
                           Section 402(g) of the Code for such next taxable year of the participant less the amount of such participant's salary deferral contributions for the taxable year of the participant during which said hardship distribution occurs; and

                  (d) the participant is prohibited under the terms of this Trust and Plan and all other plans maintained by the Company or any affiliates (or other legally enforceable agreement), from making salary deferral contributions and voluntary after-tax contributions, if applicable, to this Trust and Plan and such other plans for at least twelve (12) months after receipt of the hardship distribution.

By virtue of this Section and Section 5.4 hereof, this Trust and Plan provides for the restrictions contained above in subparagraphs (c) and (d).

                  10.4 If the Administrator determines that the criteria set forth in Sections 10.2 and 10.3 hereof have been satisfied with respect to a participant, it may order a distribution of all or a portion of the sum of:

                  (a) such participant's employer contribution account balance multiplied by his vested percentage;

                  (b)      such participant's non-forfeitable account balance;
                           and

                  (c)      the lesser of:

                           (i)      his salary deferral account balance; and

                           (ii) the sum of the aggregate amount of the contributions made to his salary deferral account, plus earnings thereon, if any, credited prior to January 1, 1989.

No distributions shall be made from a participant's after-tax account or Stock Plan accounts pursuant to this Article.



                                      10-2

                  Such distribution shall be made in a cash lump sum and shall be made in accordance with the provisions of Section 26.12 hereof. Any distribution from a participant's accounts under this Article shall be deemed to be made in the following order:

                           (a)      first, from his salary deferral account;

                           (b)      second, from his non-forfeitable account;
                                    and

                           (c) third, from the vested portion of his employer contribution account.

                  If the Administrator directs that a distribution be made hereunder, it may thereafter, if it determines that such hardship no longer exists or is no longer imminent or upon agreement with the participant, direct that any such distribution not yet made not be made. Amounts distributed to a participant under this Section shall be debited to the appropriate account or accounts as they are paid.

                  10.5 Neither the application for nor payment of any distribution in accordance with this Article shall have the effect of terminating a participant's participation in this Trust and Plan. The Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of this Article.

                  10.6 No hardship distributions were made to participants during Transition Period No. 1.




                                      10-3

                                   ARTICLE XI

                                      LOANS

                  11.1 A participant or a former participant who is a "party in interest" within the meaning of ERISA Section 3(14) may apply to the Administrator for a loan from this Trust and Plan; provided, however, that loans shall not be made available to highly compensated employees in an amount greater than the amount made available to employees who are not highly compensated employees. If the Administrator determines that such borrower (and proposed loan) satisfies the requirements set forth below for loan approval, the Administrator shall direct the Trustee to make a loan to such borrower from one or more of his accounts, other than his Stock Plan accounts. The amount of any such loan shall be determined by the Administrator; provided, however, that any such loan shall not, when combined with outstanding loans previously made from this Trust and Plan and loans made under other qualified retirement plans maintained by the Company or any affiliate, cause the aggregate amount of all such loans to such borrower to exceed the lesser of (a) or (b) below, where:

                  (a) equals one-half (1/2) of all vested account balances held for such borrower under this Trust and Plan; and

                  (b) equals Fifty Thousand Dollars ($50,000.00) reduced by the remainder, if any, of:

                           (i) the highest outstanding balance of loans to such borrower from this Trust and Plan and all other qualified retirement plans maintained by the Company or any affiliate during the twelve (12) month period preceding the date on which the loan is to be made; minus

                           (ii) the outstanding balance of loans to such borrower from the plans on the day the loan is to be made.

                  The following additional provisions shall be applicable to the loan program under this Trust and Plan:




                                      11-1

                           (A.) Loan Program Administration. The loan program under this Trust and Plan shall be administered by the Administrator.

                           (B.) Loan Application Procedure. Each borrower shall apply for a loan by written application on a form acceptable to the Administrator.

                           (C.) Basis for Approval or Denial of Loans. Loans will be approved only if:

                                    (I)      the Administrator believes the
                                             borrower intends to repay the loan
                                             in accordance with its terms; and

                                    (II)     the borrower's spouse, if any,
                                             consents in writing to the loan and
                                             the use of the borrower's account
                                             balances as security for the loan
                                             in accordance with Section 26.6 or
                                             26.7 hereof within the ninety (90)
                                             day period ending on the date the
                                             loan is made and secured; and

                                    (III)    the amount of such loan shall not
                                             be in excess of the borrower's
                                             vested account balances, other than
                                             his Stock Plan account balances, at
                                             the time of such loan; and

                                    (IV)     the amount of such loan shall not
                                             be less than One Thousand Dollars
                                             ($1,000.00); and

                                    (V)      the loan satisfies the requirements
                                             of Section 11.2 hereof.

                           (D.) One (1) Outstanding Loan. A borrower may only have one (1) loan from this Trust and Plan outstanding at any time.

                  11.2 Any loan made pursuant to Section 11.1 hereof shall be considered to be made solely from the account or accounts of the borrower, other than his Stock Plan accounts, and shall be subject to the following terms and conditions:

                  (a) Interest. Interest shall be charged at a reasonable rate fixed by the Administrator at the time the loan is approved. The interest rate used shall be the interest rate that would be charged at the time of the loan application by the Trustee in its capacity as a bank for a fully collaterized loan for which the bank has possession of the collateral.

                  (b) Loan Term and Repayment Schedule. The term of any loan shall be arrived at by mutual agreement between the borrower and the Administrator but shall not exceed five (5) years, unless the proceeds of such loan are to be used to acquire any dwelling unit which within a reasonable time is to be used as the borrower's principal residence, in which case, such loan may be for such term as is customary in similar



                                      11-2
                           transactions involving lending institutions.
                           Notwithstanding the preceding sentence, any such loan shall become immediately due and payable upon a borrowing participant's termination of employment.

                           All loans shall provide for the substantially level amortization of the loan, with payments not less frequently than quarterly, over the term of the loan; provided, however, that the terms of the loan may permit a borrower a grace period of up to one (1) year from such repayments while such borrower is on an unpaid leave of absence from the Company or an affiliate.

                  (c) Segregation of Accounts. If an individual borrows money from this Trust and Plan, his accounts, to the extent of such borrowing, shall be deemed segregated for investment purposes. The note representing such loan and the borrower's accounts, to the extent of such borrowing, shall not be taken into account in the valuation of this Trust and Plan's investment funds pursuant to Section 7.4 hereof.

                  (d) Repayment Procedures. Repayment of any loan made to a participant shall be by payroll deduction unless another procedure is agreed to by the Administrator and the participant. Repayment of any loan made to a borrower who is not a participant shall be made as mutually agreed by the Administrator and such borrower.

                  (e) Documentation and Collateral. Each loan shall be evidenced by a borrower's note for the amount of the loan and interest payable to the order of the Trustee and shall be supported by adequate collateral. Such collateral shall consist of an amount not to exceed fifty percent (50%) of the borrower's entire right, title and interest in and to the Trust Fund, and any earnings attributable to such amount. The Administrator may require such other and further documentation as it deems appropriate.

                  (f) Default. The Administrator shall designate certain occurrences as "events of default." Events of default may include, but shall not be limited to, the following:

                           (i) failure of the borrower to make a required payment of principal or interest under the loan;

                           (ii)     termination of this Trust and Plan;

                           (iii) sale of the Division which employs the borrower; and

                           (iv) the borrower's termination of employment or death.

                           If an event of default occurs with respect to a borrower, such borrower's loan shall be accelerated and shall become due and payable as of the date specified by the Administrator. If a required payment of principal or



                                      11-3
                           interest is not made by the end of the calendar quarter which next follows the calendar quarter in which the event which triggers the default occurs or if a required payment is not made after a permitted one (1) year grace period, as provided in subparagraph (b) above, the loan shall be in default and the outstanding loan balance shall be deemed to be distributed to the borrower or his beneficiary or estate, as applicable.

                           Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the borrower or his accounts under this Trust and Plan.

                  11.3 Notwithstanding the foregoing provisions of Sections 11.1 and 11.2 hereof, in the event the proceeds of any loan made hereunder shall be used directly or indirectly to pay off any obligations under a prior loan made hereunder, the term of the more recent loan shall not extend beyond the period of repayment under the prior loan. For purposes of this Section, the Administrator shall be able to rely on a certification by the borrower as to the use of the new loan's proceeds.

                  11.4 No loans were made during Transition Period No. 1.




                                      11-4

                                  ARTICLE XII

                            TERMINATION OF EMPLOYMENT

                  12.1 In the event of the termination of employment of a participant for any reason other than death or retirement, he shall be entitled to receive a distribution of his vested interest.

                  12.2 The vested interest of a terminated participant shall be distributed to him in accordance with the rules and procedures set forth in
Article XV hereof. Except as otherwise provided in Article XV hereof, such distribution shall be made or shall commence to be made on such date on or after his date of termination of employment as shall be directed by the terminated participant in his sole discretion; provided, however, that such distribution need not be made earlier than administratively possible. Notwithstanding anything contained in this Trust and Plan to the contrary, other than Section
15.8 hereof, if a participant has a termination of employment pursuant to
Section 2.42(g) hereof that does not meet the requirements of Section 401(k)(10) of the Code, such participant shall not be eligible to receive a distribution from this Trust and Plan until he terminates employment with the person, entity or joint venture acquiring the business unit or facility with which he was employed.

                  12.3 If a terminated participant's vested percentage is one hundred percent (100%), his employer contribution account shall be deemed to have become a non-forfeitable account on his date of termination of employment and shall thereafter be held, administered and distributed in accordance with Articles VIII and XV hereof. If his vested percentage is greater than zero (0) but less than one hundred percent (100%), such account shall continue to be administered as such in accordance with the provisions of Articles VIII and XV hereof until the earliest to occur of any of the following events:



                                      12-1

                  (a) he receives a distribution of his entire vested interest;

                  (b)      he has five (5) year period of severance;

                  (c)      he dies; or

                  (d)      he is rehired by the Company or an affiliate.

                  If the earliest to occur of said events is either the date of complete distribution of his vested interest, his having had a five (5) year period of severance or his death, the excess of:

                           (i)      his account balances; over

                           (ii)     his vested interest;

shall be forfeited as of such date and shall be debited to his employer contribution account. If an account balance remains credited to his employer contribution account after said forfeiture, such employer contribution account shall thereafter be deemed to have become a non-forfeitable account and shall be held, administered and distributed in accordance with Articles VIII and XV hereof. If a participant terminates employment at a time when his vested interest is zero (0), such terminated participant shall be deemed to have received a lump sum distribution from this Trust and Plan in such zero (0) amount in full discharge of this Trust and Plan's liability with respect to his retirement benefits and his employer contribution account balance, if any, shall be forfeited pursuant to this Section. Such distribution and forfeiture shall be deemed to have occurred on the date of termination of employment of such terminated participant.

                  If the earliest of said events shall be the terminated participant's rehire by the Company or an affiliate, he shall immediately be reinstated as a participant in this Trust and Plan and this Article shall not apply to him until a subsequent termination of employment described in Section
12.1 hereof.

                  12.4 Forfeitures pursuant to Section 12.3 hereof shall be used following the date of forfeiture to reduce the contributions of the Company under Article VI hereof.




                                      12-2

                  12.5 If a terminated participant shall be rehired by the Company or any affiliate, he shall immediately be reinstated as a participant in this Trust and Plan. If a terminated participant shall be rehired by the Company or any affiliate at a time when his period of severance is five (5) or more years, no portion of his employer contribution account balance under this Trust and Plan or any of the Stock Plans which was forfeited and debited pursuant to the provisions of this Trust and Plan or any provisions of the Stock Plans shall be recredited to his accounts. If a terminated participant shall be rehired by the Company or any affiliate at a time when his period of severance is less than five (5) years, the portion of his employer contribution account balance under this Trust and Plan which was forfeited and debited pursuant to the provisions of this Trust and Plan shall be recredited to his employer contribution account and the portion of his employer contribution account balance under the Stock Plans which was forfeited and debited pursuant to the provisions of the Stock Plans shall be recredited to his Stock Plan account provided that such participant recontributes to this Trust and Plan on or before the first to occur of:

                  (a) the date he incurs a five (5) year period of severance; and

                  (b)      the fifth (5th) anniversary of his date of rehire;

an amount equal to the value of the portion of his employer contribution account(s) which was distributed to him following his earlier termination of employment. Such recontributed amounts shall be credited to employer contribution accounts if they represent amounts previously distributed from this Trust and Plan and shall be credited to Stock Plan accounts if they represent amounts previously distributed from the Stock Plans. Notwithstanding any other provision of this Trust and Plan to the contrary, in order to balance the accounts maintained under this Trust and Plan, after giving effect to the recrediting of prior forfeitures to a rehired participant's employer contribution account and/or Stock Plan account, the Administrator shall use any



                                      12-3
forfeitures which have not theretofore been used to reduce the contributions of the Company to this Trust and Plan. To the extent that the forfeitures are less than the aggregate prior forfeitures which were recredited during the plan year to the employer contribution accounts and Stock Plan accounts of participants who were rehired, the Company shall contribute to this Trust and Plan an amount equal to the difference between the aggregate prior forfeitures which were recredited during the plan year to the employer contribution accounts and Stock Plan accounts of participants who were rehired. The Company, at its option, may also contribute the aggregate prior forfeitures which were recredited during the plan year to the employer contribution accounts and Stock Plan accounts of participants who were rehired. Such contribution shall be made by the Company no later than the due date (including extensions) of the tax return for the taxable year which includes the last day of the plan year during which such participants were rehired. Such contribution shall be made in cash by the Company. For purposes of the limitations contained in Article XXII hereof, such contribution shall not be deemed to have been contributed at the time it is recontributed pursuant to this Section, but shall be deemed to have been contributed at the time of the original contribution.





                                      12-4

                                  ARTICLE XIII

                               RETIREMENT BENEFITS

                  13.1 The employer contribution account of a participant who has attained his normal retirement date shall be fully vested and nonforfeitable. A participant who retires from the employ of the Company or an affiliate on his normal retirement date shall be entitled to receive a distribution of his account balances. Such distribution shall be made in accordance with the provisions of Article XV hereof.

                  13.2 In the event a participant works for the Company or an affiliate beyond his normal retirement date, his retirement date shall be deemed to have occurred on the earlier of:

                  (a) the date of his termination of employment with the Company or an affiliate for any reason other than death; or

                  (b)      the date specified in Section 15.8(a)(i) hereof.

                  Such participant shall be entitled to receive a distribution of his account balances. Such distribution shall be made in accordance with the provisions of Article XV hereof.

                  13.3 Except as otherwise provided in Article XV hereof, distribution of the accounts of a participant who retires in accordance with the provisions of this Article shall be made or commence to be made on such date on or after his date of retirement as shall be directed by the participant in his sole discretion; provided, however, that such distribution need not be made earlier than administratively possible.

                  13.4 As of the date of retirement of a participant his employer contribution account shall be deemed to have become a non-forfeitable account and shall thereafter be held, administered and distributed in accordance with Articles VIII and XV hereof.



                                      13-1

                                  ARTICLE XIV

                                 DEATH BENEFITS

                  14.1 In the event of the termination of employment of a participant by reason of his death, his death beneficiary shall, except as otherwise provided in Sections 15.7 and 15.8 hereof, be entitled to receive a distribution commencing on such date after such death occurs as he shall select in his sole discretion. Such distribution shall be equal to the deceased participant's account balances. As of the date of death of such a participant, his employer contribution account shall become fully vested and nonforfeitable and shall be deemed to have become a non-forfeitable account. All accounts of the deceased participant shall be held, administered and distributed in accordance with Articles VIII and XV hereof.

                  14.2 In the event of the death of a retired or terminated participant prior to the date of distribution or the commencement of distribution to him, his death beneficiary shall, except as otherwise provided in Sections 15.7 and 15.8 hereof, be entitled to receive a distribution commencing on such date after such death occurs as he shall select in his sole discretion. Such distribution shall be equal to the deceased participant's vested interest in his accounts after the debiting of his employer contribution account by any forfeiture specified in Section 12.3 hereof. The vested interest of a retired or terminated participant shall not increase as a result of his death. All accounts of the deceased participant shall be held, administered and distributed in accordance with Articles VIII and XV hereof.

                  14.3 In the event of the death of a retired or terminated participant after the date of distribution or the commencement of distribution to him, no benefits shall be payable to his death beneficiary except to the extent provided for by the method under which the retired or terminated participant was receiving distributions under Article XV hereof.




                                      14-1

                  14.4 Unless a participant or former participant has designated a death beneficiary in accordance with the provisions of Section 14.5 hereof, his death beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such participant:

                  (a)      his spouse at the time of his death;

                  (b)      his issue, per stirpes;

                  (c)      his parents; and

                  (d)      the executor or administrator of his estate.

                  14.5 In lieu of having the benefit distributable pursuant to this Article distributed to a death beneficiary determined in accordance with the provisions of Section 14.4 hereof, a participant or former participant may sign a document designating a death beneficiary or death beneficiaries to receive such benefit. If the participant or former participant is married, any such designation shall be effective only if his spouse is the sole primary beneficiary or consents to such other designation in accordance with Section
26.6 hereof.

                  14.6 Upon the death of a participant or a former participant, the Administrator shall immediately advise the Trustee of the identity of such participant's or former participant's death beneficiary or beneficiaries. The Trustee shall be completely protected in making distributions to any person or persons in any sums in accordance with the instructions it receives from the Administrator.

                  14.7 In the event that a participant or former participant dies at a time when he has a designation on file with the Administrator which does not dispose of the total benefit distributable under this Trust and Plan upon his death, then the portion of such benefit distributable on behalf of said participant or former participant, the disposition of which was not



                                      14-2
determined by the deceased participant's or former participant's designation, shall be distributed to a death beneficiary determined under the provisions of
Section 14.4 hereof.

                  14.8 Any ambiguity in a participant's or former participant's death beneficiary designation shall be resolved by the Administrator. Subject to
Section 14.5 hereof, the Administrator may direct a participant or former participant to clarify his designation and if necessary execute a new designation containing such clarification.





                                      14-3

                                   ARTICLE XV

                                  DISTRIBUTIONS

                  15.1 Distributions will commence as of the dates specified in Articles XII, XIII and XIV hereof. Each participant, former participant and beneficiary who is eligible for benefits under Article XII, XIII or XIV hereof shall apply therefor on a form which shall be given to him for that purpose by the Administrator and further provided that the foregoing requirement shall not apply in any case in which a participant, former participant or beneficiary shall be unable, for physical, mental or any other reason satisfactory to the Administrator to make such application. Upon finding that such participant, former participant or beneficiary satisfies the eligibility requirements for benefits under Article XII, XIII or XIV hereof, the Administrator shall promptly notify the Trustee in writing, or by such other procedures as shall be established by the Administrator from time to time, of his eligibility and of the method of distribution selected in accordance with this Article.

                  15.2 Unless an annuity method of distribution is selected under Section 15.3 hereof, the normal method of distribution of the vested account balances distributable to a participant, former participant or beneficiary pursuant to Article XII, XIII or XIV hereof shall be for the Trustee to sell any Shares and any other assets credited to his accounts as of the date distribution is to be made and to distribute the portion of the proceeds attributable to his vested account balances in a single lump sum payment of cash; provided, however, that a participant or former participant may elect to receive a single distribution of the whole Shares credited to his accounts and attributable to his vested account balances, together with cash in an amount equal to the balance of his vested account balances. Any distribution shall be made in accordance with the provisions of Section 26.12 hereof.



                                      15-1

                  15.3 Subject to Section 15.7 hereof and in lieu of receiving a single lump sum payment pursuant to Section 15.2 hereof, a participant, former participant or beneficiary who was:

                  (a) a participant, former participant or beneficiary under this Trust and Plan prior to July 1, 1997; or

                  (b) a participant, former participant or beneficiary under one or more of the Stock Plans prior to the restatement date;

or a beneficiary of such a participant or former participant (irrespective whether such a former participant was deceased as of July 1, 1997 or the restatement date) may elect that the normal method of distribution of the vested account balances distributable to him pursuant to Article XII, XIII or XIV hereof shall be for the Trustee to sell any Shares and any other assets credited to his accounts as of the date distribution is to commence and to use the amount of his vested account balances to purchase the following type of annuity contract of an insurance company:

                           (i) if distribution is being made to a married participant or a married former participant, an immediate joint and survivor annuity contract issued on the joint lives of such participant and his spouse with the provision that after the participant's death fifty percent (50%) of his monthly annuity payments shall continue during the life of and be paid to his spouse; or

                           (ii)     if distribution is being made to an
                                    unmarried participant, an unmarried former participant or a beneficiary, an immediate full cash refund life annuity contract issued on the life of such participant or beneficiary.

A participant, former participant or beneficiary who is not described in subparagraph (a) or (b) above or a beneficiary of such a participant or former participant shall not be able to elect an annuity method of distribution pursuant to this Section or Section 15.4 hereof.

                  15.4 Subject to Section 15.7 hereof and in lieu of receiving the vested account balances distributable to him pursuant to the normal methods of distribution set forth in Sections 15.2 and 15.3 hereof, a participant, former participant or beneficiary who is eligible to elect an



                                      15-2
annuity method of distribution pursuant to Section 15.3 hereof may, subject to the spousal consent requirement set forth in Section 15.6 hereof, elect to receive such vested account balances pursuant to any one of the following optional methods of distribution:

                  (a) on a life, a period certain and life, or a full cash refund life annuity basis under an immediate annuity contract issued on the life of such participant, former participant or beneficiary; or

                  (b) on a joint and survivor annuity basis under an immediate annuity contract issued on the joint lives of such participant, former participant or beneficiary and such other person as he shall designate;

                  (c) in a series of nearly equal annual installments of cash over a period of years selected by such person with the provision that, if he shall die prior to the completion of said installments, the remaining installments shall be distributed to his beneficiary; or

                  (d) in a series of nearly equal annual installments of the whole Shares then credited to his accounts and attributable to his vested account balances, together with cash in an amount equal to the balance of his vested account balances, over a period of years selected by such person with the provision that, if he shall die prior to the completion of said installments, the remaining installments shall be distributed to his beneficiary.

                  In making distributions to a participant, former participant or beneficiary under subparagraph (a) or (b) above, the Trustee shall sell any Shares and any other assets credited to his accounts as of the date distribution is to commence and shall use the amount of his vested account balances to purchase an annuity contract of an insurance company as provided in said subparagraphs, as appropriate. In addition, at the time of any installment distribution of Shares under subparagraph (d) above, such person may elect, in lieu of receiving Shares, to have the Trustee sell such Shares and distribute the proceeds thereof in cash.

                  A participant, former participant or beneficiary who is not described in Section 15.3(a) or 15.3(b) hereof or a beneficiary of such a participant or former participant shall not be able to elect an optional method of distribution pursuant to this Section.



                                      15-3

                  15.5 If the annuity method of distribution has been selected by an eligible participant, former participant or beneficiary as the normal method of distribution pursuant to Section 15.3 hereof or as an optional method of distribution pursuant to Section 15.4 hereof (irrespective whether any such election has been revoked), the Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the date such participant's, former participant's or beneficiary's benefits become distributable pursuant to
Article XII, XIII or XIV hereof, provide such individual with a written explanation of the terms and conditions of such annuity method of distribution, the individual's right to revoke such election or to elect an optional method of distribution, the effect of such revocation or election, the right of a participant's or former participant's spouse under the normal method of distribution and under the optional methods of distribution and the relative values of the methods of distribution available.

                  15.6 To elect an annuity method of distribution as set forth in Section 15.3 hereof or one of the optional methods of distribution set forth in Section 15.4 hereof, an eligible participant, former participant or beneficiary shall notify the Administrator of such election in writing prior to the date his retirement benefits become distributable pursuant to Article XII, XIII or XIV hereof. If an eligible married participant or former participant has elected an annuity method of distribution as set forth in Section 15.3 hereof and desires to revoke such election or to elect to receive his retirement benefits under an optional method of distribution under Section 15.4 hereof, such revocation or election shall not be of any effect and the participant or former participant shall be treated the same as though his revocation or election had not been made unless the participant's or former participant's spouse consents in writing to such revocation or election in accordance with
Section 26.6 hereof. Any such election under Section 15.4 hereof by



                                      15-4
a married participant or married former participant shall designate a specific optional method of distribution which shall not be changed without his spouse's consent, unless the spouse's original consent expressly permits further changes by the participant or former participant.

                  Any such eligible married participant or former participant shall, after having received a written explanation of the joint and survivor annuity benefit pursuant to Section 15.5 hereof, be permitted to make such revocation or election within the ninety (90) day period prior to the date benefits will be paid or will commence to be paid to him. The date a participant's benefits become distributable shall be delayed, if necessary, to insure that a participant shall have received the written explanation described in Section 15.5 hereof at least thirty (30) days prior to the date his benefits become distributable unless he waives such thirty (30) day requirement in writing. In addition to the foregoing, a participant or former participant may, subject to the spousal consent requirement described above, revoke a prior election and elect another method of distribution, if desired, prior to the date benefits will be paid or will commence to be paid to him. The number of revocations hereunder shall not be limited.

                  15.7 In the event that the value of a retired, terminated or deceased participant's vested account balances does not exceed Five Thousand Dollars ($5,000.00) at the time of distribution, or at the time of any prior distribution, the Administrator shall direct the Trustee to distribute his vested account balances in a single lump sum payment without the consent of the participant, his spouse or his beneficiary; provided, however, that the Trustee shall not make any such single lump sum payment after the date a participant's distribution has commenced unless the participant and his spouse, if any, or in the case of a payment to the surviving spouse of a deceased participant, the spouse, consent to the single lump sum payment in writing and provided further that any such lump sum payment shall be made in accordance with the



                                      15-5
provisions of Section 26.12 hereof. Unless such participant elects to receive the whole Shares, if any, credited to his accounts and attributable to his vested account balances, the Trustee shall sell any Shares or other assets credited to his accounts as of the date distribution is to be made and distribute the amount of his vested account balances in a single lump sum payment of cash. Any such single lump sum payment shall be in full settlement of such participant's, spouse's or beneficiary's rights under this Trust and Plan.

                  15.8 Notwithstanding any other provisions of this Trust and Plan, distributions made hereunder shall be subject to the following restrictions:

                  (a) in the case of a living participant or former participant:

                           (i) distribution must commence on or before the April 1 following the end of the calendar year in which:

                                    (A)      he attains age seventy and one-half
                                             (70-1/2) or retires, whichever is
                                             later, if the participant is not a
                                             five percent (5%) owner with
                                             respect to the plan year ending in
                                             such calendar year; or

                                    (B)      he attains age seventy and one-half
                                             (70-1/2) if the participant is a
                                             five percent (5%) owner with
                                             respect to the plan year ending in
                                             such calendar year;

                           (ii) annuity payments shall not be made beyond the life of the participant or the joint lives of the participant and his spouse or beneficiary;

                           (iii) period certain payments shall not be made beyond the life expectancy of the participant or beyond the joint life expectancies of the participant and his spouse or beneficiary;

                           (iv) installment distributions shall not be payable over a period of years in excess of his life expectancy or the joint life expectancies of himself and his spouse or beneficiary; and

                  (b) in the case of a deceased participant or former participant, distributions after his death shall be payable either:

                           (i) within five (5) years of the date of his death; or

                           (ii)     if distribution commences to his
                                    beneficiary, either:




                                      15-6

                                    (A)      within one (1) year of the date of
                                             his death or on a later date
                                             permitted under any lawful
                                             regulations issued by the Secretary
                                             of the Treasury; or

                                    (B)      if his spouse is his beneficiary,
                                             by the date such participant would
                                             have attained age seventy and
                                             one-half (70-1/2);

                                    over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; or

                           (iii) if the participant's distribution had commenced prior to his death under a form of payment meeting the requirements of subparagraph (a)(ii), (a)(iii) or (a)(iv) above, such distribution must be completed by the remainder of the period specified in said subparagraph (a)(ii), (a)(iii) or
                                    (a)(iv); or

                           (iv) if the participant's distribution had not commenced prior to his death under a form of payment meeting the requirements of subparagraph (a)(ii), (a)(iii) or (a)(iv) above and the participant's spouse is entitled to a distribution hereunder but dies prior to the commencement of such distribution, then the limitations of this
                                    Section 15.8(b) shall be applied as if the spouse were the participant; and

                  (c) in the event payments are made to a participant's child, for purposes of this Section such payments shall be deemed to be paid to the participant's spouse if such payments will become payable to such spouse upon such child reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the Treasury.

A participant, former participant or beneficiary may elect to have his life expectancy redetermined from time to time but no more frequently than annually. In the event a participant, former participant or beneficiary fails to make such an election, then no recalculation shall be performed.


                  15.9 Except in the case of a joint and survivor annuity contract issued on the joint lives of a participant or former participant and his spouse, any other method of distribution payable to a participant or former participant shall conform to the incidental death benefit requirements of
Section 1.401(a)(9)-2 of the Treasury Regulations.





                                      15-7

                  15.10 In the event that the Trustee obtains an annuity contract or contracts for the benefit of a participant, a former participant or a beneficiary, the Trustee shall, after having selected such settlement options and placed such restrictive endorsements thereon as are directed by the Administrator, transfer ownership of the contract or contracts to such participant, former participant, or beneficiary and deliver said contract or contracts to him.

                  15.11 As long as assets of this Trust and Plan remain credited to an account of a participant, former participant or beneficiary, the Administrator shall continue to maintain and administer said account in accordance with the terms and provisions of this Trust and Plan.

                  15.12 Notwithstanding any provisions of this Article to the contrary, the method of distribution being utilized, as of the date immediately prior to the restatement date, to distribute benefits to or with respect to participants who had retired, died or terminated employment prior to the restatement date shall not be changed even though the method of distribution is not permitted by this Trust and Plan as amended and restated.

                  15.13 No distributions were made to participants, former participants or beneficiaries during Transition Period No. 1. Similarly and notwithstanding anything to the contrary contained in this Trust and Plan, no distributions shall be made to participants, former participants or beneficiaries from Stock Plan accounts during Transition Period No. 2.



                                      15-8

                                  ARTICLE XVI

                       THE TRUSTEE, ITS POWERS AND DUTIES

                  16.1 The Trustee shall not be obligated to institute any action or proceeding to compel the Company to make any contributions to this Trust and Plan, nor shall the Trustee be obligated to make any inquiry as to whether any cash contributions or Share contributions deposited with it are the contributions provided to be deposited under the terms of Articles V and VI hereof. Except as provided in Article VII hereof, the Trustee shall invest any monies received as cash dividends paid on Shares held in the Stock Plan accounts in Shares as soon after their receipt as is possible without disrupting the market for Shares or violating any federal or state securities laws. No purchase of Shares by the Trustee shall be at a price in excess of the fair market value of the Shares as reasonably determined by the Trustee. Notwithstanding the foregoing, the Trustee shall not be obligated to acquire Shares if no Shares are available for purchase at a purchase price which is less than or equal to their fair market value. The Trustee shall keep books of account which shall show all receipts and disbursements and a complete record of the operation of the Trust, and the Trustee shall at least once a year and at such other times as the Company or the Administrator shall so request render a report of the operation of the Trust to the Company and the Administrator. The Trustee shall file with the Internal Revenue Service such returns and other information concerning the Trust Fund as may be required of the Trustee by the Code. The Trustee shall not be obligated to pay any interest on any funds which may come into its hands. The Trustee is a party to this Trust and Plan solely for the purposes set forth in this instrument and to perform the acts herein set forth, and no obligation or duty shall be expected or required of it except as expressly stated herein or in ERISA. The Trustee may consult with counsel (who may or may not be counsel for the Company) selected by the Trustee



                                      16-1
concerning any question which may arise with reference to its powers or duties under this Trust and Plan, and the opinion of such counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Trustee in good faith and in accordance with such opinion, provided due care is exercised in the selection of such counsel.

                  16.2 The Trustee may resign from this Trust and Plan by mailing to the Company a written notice of resignation addressed to the Company at the last address of the Company on file with the Trustee, or by delivering such written notice to the Company at such address. The Company may remove the Trustee by written notice of such removal mailed to the Trustee at the last address of the Trustee on file with the Company, or by delivering such written notice to the Trustee at such address. Such resignation or removal shall take effect on the date specified in the notice of resignation or removal, but not less than thirty (30) days, nor more than sixty (60) days, following the date of mailing of such notice or delivery of such notice if it be not mailed. Upon such resignation or removal, the Trustee shall be entitled to its fees to the effective date of resignation or removal and any and all costs or expenses paid or incurred by the Trustee in connection with this Trust and Plan. In no event shall such resignation or removal terminate this Trust and Plan, but the Company shall forthwith appoint a successor Trustee to carry out the terms of this Trust and Plan, which successor Trustee shall be any individual, trust company or bank selected by the Company. In case of the resignation or removal of the Trustee, the Trustee shall forthwith turn over to the successor Trustee all assets in its possession, and copies of such records as may be necessary to permit the successor Trustee to carry out its duties.

                  16.3 The expenses of administration of the Trust incurred by the Trustee, including counsel fees and including Trustee's fees as such may from time to time be agreed



                                      16-2
upon between the Company and the Trustee, shall be paid in any one of the following manners as determined by the Company in its sole discretion:

                  (a) paid directly by the Company to the Trustee; or

                  (b) paid pro rata out of the investment funds of the Trust
                      Fund.

Notwithstanding the foregoing, in no event will any Trustee who is a full-time employee of the Company or any affiliate receive compensation from this Trust and Plan, except for expenses properly and actually incurred. Fees and expenses of the Trustee which have not been paid will be deemed to be a lien upon the Trust Fund.

                  16.4 Any segregation of assets required under this Trust may be made in cash or in kind, or partly in cash and partly in kind, according to the discretion of the Trustee, but any such segregation shall be made on the basis of the most recent valuation made pursuant to Section 7.4 hereof.

                  16.5 In the event that the Company shall have appointed more than one individual, trust company or bank to act jointly as Trustee hereunder, any action which this Trust and Plan authorizes or requires the Trustee to do shall be done by action of the majority of the then acting trustees, or, in the case of two (2) such persons acting jointly as Trustee, by action of both such trustees. Such action may be taken at any meeting of the trustees then acting, or by written authorization and affirmative consent without a meeting. The trustees by written agreement among themselves, a copy of which shall be filed with the Company and the Administrator, may allocate among themselves any of the powers and duties of the Trustee under this Trust and Plan. In such event the trustee to whom a power or duty is allocated may take action with respect thereto without the consent of any other trustee. Any person, firm, partnership or corporation may rely upon the written signatures of such number of the trustees as are hereunder empowered to take action as the signature of the Trustee hereunder.


                                      16-3

Notwithstanding any other provision of this Trust and Plan to the contrary, so long as at least one individual, trust company or bank shall continue to act as Trustee hereunder, the Company shall not be under any duty to appoint a successor to any trustee who shall resign or be removed.

                  16.6 In the event the Shares are not readily tradeable on an established securities market and it is necessary to make a determination under this Trust and Plan as to the fair market value of any Shares, the Trustee shall rely on a valuation of the Shares by an independent appraiser who meets requirements similar to the requirements of the regulations prescribed under
Section 170(a)(1) of the Code.

                  16.7 To the maximum extent permitted by ERISA and to the extent there is no self-dealing, negligence, embezzlement, criminal act, or violation of the duty to keep the assets of this Trust and Plan safe on the part of the Trustee, its officers, employees or agents, the Company shall indemnify the Trustee and its officers, employees and agents if the Trustee or its officers, employees or agents are made a party, or are threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, administrative, or investigative (including any such action by or in the right of the Company), by reason of the fact that the Trustee or its officers, employees or agents acted in a fiduciary capacity under this Trust and Plan, against expenses (including attorney's fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Trustee, its officers, employees or its agents in connection with such action, suit, or proceeding. Reasonable expenses incurred in defending any such action, suit, or proceeding shall be paid by the Company in advance of a final disposition of such action, suit, or proceeding, upon presentation of the statements for such expenses to the Company subject to the right of the Company to recover such payments if it is subsequently determined as a part of the final disposition of such action that there was self-dealing,



                                      16-4
negligence, embezzlement, criminal act, or violation of the duty to keep the assets of this Trust and Plan safe on the part of the Trustee, its officers, employees or agents. This indemnification shall not apply to any excise taxes assessed against the Trustee with respect to any prohibited transaction where the Trustee was the party in interest dealing with this Trust and Plan.


                                      16-5

                                  ARTICLE XVII

                              INVESTMENT MANAGEMENT

                  17.1 In addition to the powers and duties conferred and imposed upon the Trustee by the other provisions of this Trust and Plan, the Trustee shall, subject to the provisions of Articles VII and XXV hereof and the limitations hereinafter set forth in this Article, have the following powers and duties:

                  (a) To invest and reinvest the principal and income of the Trust Fund and keep the same invested with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, without distinction between principal and income and without regard to any limitations, other than such prudent man rule, prescribed by law or custom upon the investments of fiduciaries, in each and every kind of property, whether real, personal or mixed, tangible or intangible, and wherever situated, any individual or group life insurance contract, annuity contract, deposit administration contract, investment contract or other contract issued by an insurance company, shares of any Regulated Investment Company, units of any common trust fund of any bank or trust company now in existence or hereafter established, shares of common, preference and preferred stock, put and call options, rights, options, subscriptions, warrants, trust receipts, investment trust certificates, mortgages, leases, bonds, notes, debentures, equipment or collateral trust certificates and other corporate, individual or government obligations, whether secured or unsecured; to invest and reinvest in and retain any stocks, bonds or other securities of any corporate trustee serving hereunder, or any parent or affiliate thereof; to invest in commodities and commodity contracts; to invest and reinvest in any time or savings deposits of the Trustee or any parent or affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may but need not be guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; and in addition to become a general partner or limited partner in any partnership or limited partnership the purposes of which are to invest or reinvest the partnership assets in any such properties or deposits;

                  (b) To invest a portion or all of the Trust Fund in units of any common or group trust created solely for the purpose of providing a satisfactory diversification of investments for participating trusts; provided that such common or group trust, (i) limits participation thereunder to pension and profit sharing trusts which qualify under Section 501(a) of the Code, (ii) prohibits income and/or principal attributable to a participating trust from being used for any purpose other than the exclusive benefit of the employees or their beneficiaries of such participating trust, (iii) prohibits assignment by a participating trust of any part of such participating trust's equity or interest in the common or group trust, (iv) is created or organized in the United States and is maintained at all times as a domestic trust in the United States; as long as the Trustee holds such units hereunder, the instrument establishing such common or group



                                      17-1
trust (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust and Plan;

                  (c) Upon direction by the Company, to invest or reinvest a portion of the Trust Fund in qualifying employer securities and/or qualifying employer real estate as such terms are defined in Section 4975 of the Code and
Section 407(d) of ERISA, which investment may constitute more than ten percent (10%) of the fair market value of the assets of the Trust Fund, and to retain, or to sell, exchange or otherwise dispose of any such securities or real estate held in the Trust Fund. In the event of any such investment, the Trustee shall file with the appropriate District Director of Internal Revenue such returns and other information as shall be required from time to time by the Code;

                  (d) To sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposal;

                  (e) To manage, operate, repair, partition and improve and mortgage or lease (with or without option to purchase) for any length of time any real property held in the Trust Fund; to renew or extend any mortgage or lease, upon any terms the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage note; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to enforce any covenant or condition of any lease or mortgage or of any guarantee pertaining to either of them or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid on property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any lease or mortgage or of any guarantee pertaining to either of them;

                  (f) To exercise, personally or by general or limited proxy, the right to vote any shares of stock, including Shares which are not held in accounts of participants, former participants, beneficiaries and "alternate payees" (as defined in Section 19.1(a) hereof), or other securities held in the Trust Fund; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in the Trust Fund, provided that in each instance described in Section 17.4 hereof with respect to Shares held in accounts of participants, former participants, beneficiaries and "alternate payees" (as defined in Section 19.1(a) hereof), such power and duty shall be subject to the direction of participants, former participants, beneficiaries and "alternate payees" pursuant to such Section 17.4;

                  (g) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust Fund; to pay from the Trust Fund any assessments, charges or compensation specified in any



                                      17-2
plan of reorganization, recapitalization, consolidation, merger or liquidation, to deposit any property with any committee or depositary; and to retain any property allotted to the Trust Fund in any reorganization, recapitalization, consolidation, merger or liquidation;

                  (h) To borrow money from any lender (including the Trustee hereunder, where applicable in its capacity as a banking corporation when permitted to do so by the applicable laws and regulations then in effect) in any amount and upon such terms and conditions and for such purposes as the Trustee shall deem necessary; for any money so borrowed the Trustee may issue its promissory note as Trustee and to secure the repayment of any such loan, with interest, may pledge or mortgage all or any part of the Trust Fund, and no person loaning money to the Trustee shall be obligated to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

                  (i) To compromise, settle or arbitrate any claim, debt or obligation of or against the Trust Fund; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;

                  (j) To continue to hold any property of the Trust Fund whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, such cash as it deems advisable or, in its discretion, to hold the same, without limitation on duration, on deposit in the commercial department or in an interest-bearing account in the savings department of any bank, trust company, or savings and loan institution (including the Trustee where applicable in its capacity as a banking corporation) in which deposits are guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation;

                  (k) To hold property of the Trust Fund in its own name or in the name of a nominee, without disclosure of the Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this Trust and Plan, and the Trustee's records shall at all times show that such property is part of the Trust Fund;

                  (l) To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waiver or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Trust and Plan;

                  (m) To employ, at the expense of the Trust Fund, agents who are not regular employees of the Trustee, and to delegate in writing to them and authorize them to exercise such powers and perform such duties required of the Trustee hereunder without limitation as the Trustee may determine in its uncontrolled discretion; the Trustee shall not be responsible for any loss occasioned by any such agents selected by it with reasonable care;

                  (n) To pay out of the Trust Fund all taxes imposed or levied with respect to the Trust Fund and in its discretion to contest the validity or amount of any tax, assessment, penalty, claim or demand respecting the Trust Fund; however, unless the Trustee shall have first been indemnified to its satisfaction or arrangements satisfactory to it shall have been made for



                                      17-3
the payment of all costs and expenses, it shall not be required to contest the validity of any tax, or to institute, maintain or defend against any other action or proceeding either at law or in equity;

                  (o) Except as otherwise provided in this Trust and Plan, to do all acts, execute all instruments, take all proceedings and exercise all rights and privileges with relation to any assets constituting a part of the Trust Fund, which it may deem necessary or advisable to carry out the purposes of this Trust and Plan;

                  (p) During the minority or incapacity, in either case as determined under applicable local law, of any participant, former participant or beneficiary under this Trust and Plan, to make any distribution to which such person would otherwise be entitled pursuant to this Trust and Plan either to such person or to the legal guardian of such person, and the receipt of either such minor or incapacitated person or such legal guardian shall be a full discharge and acquittance to the Trustee for such distribution;

                  (q) To commingle the assets of the Trust Fund, other than shares of the Company's Class A Common Stock or Class B Common Stock, with assets of other trusts through the medium of the Company's Investment Trust for Retirement Trusts established by the Company by an agreement dated and executed on December 31, 1968, investing and reinvesting the assets of the Trust Fund in units, of such Investment Trust, created or hereafter created pursuant to said agreement, and in such proportions as the Company may deem advisable from time to time, acting in its sole discretion. To the extent of the equitable share of the Trust Fund in such Investment Trust for Retirement Trusts, the agreement creating such Trust as now constituted and as the same may be amended hereafter from time to time and the Trust created thereby shall be deemed a part of this Trust and Plan; and

                  (r) To commingle the assets of the Trust Fund with assets of other trusts through the medium of the Company's Pooled Investment Trust For Participant Directed Accounts established by the Company by an agreement dated and executed on June 6, 1994, investing and reinvesting the assets of the Trust Fund in units, of such Investment Trust, created or hereafter created pursuant to said agreement, and in such proportions as the Company may deem advisable from time to time, acting in its sole discretion. To the extent of the equitable share of the Trust Fund in such Pooled Investment Trust For Participant Directed Accounts, the agreement creating such Trust as now constituted and as the same may be amended hereafter from time to time and the Trust created thereby shall be deemed a part of this Trust and Plan.

                  17.2 Notwithstanding any provisions of this Trust and Plan, the Company hereby retains the right to appoint, from time to time, one or more:

                  (a) banks, as defined in the Investment Advisers Act of 1940;

                  (b) persons registered as investment advisers under said Act;
                      or

                  (c) insurance companies qualified to perform investment
                      advisory services under the laws of more than one state;


                                      17-4
to act as the Investment Manager or Managers of all or such portions of the Trust Fund as the Company in its sole discretion shall direct. In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the Company and the Trustee that it meets the requirements set forth in this Section to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Trust and Plan during all periods that it shall serve as such. During any period that an Investment Manager has been appointed with respect to the Trust Fund or a portion thereof, it shall have all powers normally given to the Trustee under Section 17.1 hereof with respect to the management, acquisition or disposition of any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Company may, at any time, remove any Investment Manager or change the portion of the Trust Fund subject to its management by written notice to the Trustee and the Investment Manager. Any Investment Manager may resign by written notice to the Company and the Trustee. Unless the Company appoints a successor to an Investment Manager which has resigned or been removed, or which is no longer managing a portion of the Trust Fund, the powers, duties and obligations of the Trustee with respect to the portion of the Trust Fund formerly managed by the Investment Manager shall be automatically restored.

                  17.3 All income from investment and reinvestment made as provided in this Article shall be treated as principal, and investments and reinvestments shall be made without distinction between income and principal.

                  17.4 It is the purpose of this Section to permit participants, former participants, beneficiaries and "alternate payees" (as defined in Section 19.1(a) hereof) to exercise substantial



                                      17-5
ownership rights under this Trust and Plan with respect to Shares held in their accounts under this Trust and Plan. Therefore, the power to direct the Trustee regarding:

                  (a) the appropriate response to any tender or exchange offer made by any person, including the Company, for the Company's Shares; or

                  (b) the exercise of the right to vote Shares with respect to any matter on which such Shares may be voted;

is hereby granted to such participants, former participants, beneficiaries and alternate payees pursuant to this Section with respect to the number of Shares of Class A and Class B Common Stock held in their accounts. Each such person shall, for purposes of Section 402(a)(2) of ERISA, be a "named fiduciary" with respect to such power to direct the Trustee as to whether to tender or exchange such Shares or as to the voting of such Shares as are subject to his direction as hereinafter provided.

                  The power of direction hereinbefore described in this Section shall be exercised as follows:

                  (a) The Company shall furnish each person who is eligible to direct the Trustee with one or more documents for use in exercising such direction;

                  (b) Such document or documents shall permit the person to
                      exercise such right with respect to:

                      (i) Class A Common Stock held in his accounts; and

                      (ii) Class B Common Stock held in his accounts;

                  (c) If such person shall timely direct the Trustee with
                      respect to the tender, exchange or voting of Shares held in his accounts, the Trustee shall respond to the tender or exchange offer for such Shares or shall exercise the right to vote such Shares in accordance with such direction; but if he shall not so direct the Trustee, the decision of whether the Shares subject to his direction shall be tendered, exchanged or voted shall be made by the Trustee in its sole discretion;

                  (d) If an account contains a fractional Share, such Share
                      shall be aggregated with Shares of the same type (i.e. Class A or Class B) for which the



                                      17-6
                      tender, exchange or voting decision is the same, for tender, exchange or voting purposes; but:

                      (i) for tender or exchange purposes, if there still
                          remains a fractional Share for which the decision was to tender or exchange, such fractional Share shall be tendered or exchanged only if permitted by the rules governing such tender or exchange and shall not be tendered or exchanged if fractional Shares are not permitted to be tendered or exchanged; or

                      (ii) for voting purposes, if there still remains a
                          fractional Share, such fractional Share shall be voted only if permitted by the rules governing such voting and shall not be voted if fractional Shares are not permitted to vote; and

                  (e) In order to protect the anonymity of participants and
                      others eligible to direct the Trustee with respect to the tender, exchange or voting of Shares, the Administrator shall establish a procedure for tallying and recording such directions which will not reveal to the Trustee, the Company, any Participating Division or any affiliate of the Company, to the extent reasonably practicable under the circumstances, the identity of the participant or other person giving a particular direction.

                                      17-7

                                 ARTICLE XVIII

                                 ADMINISTRATION

                  18.1 The Administrator shall be responsible for the general administration of this Trust and Plan and shall have all powers and duties granted to or imposed upon an "administrator" by ERISA. The Administrator shall have all such powers as may be necessary to carry out the provisions of this Trust and Plan and may, from time to time, establish rules for the administration of this Trust and Plan and the transaction of this Trust and Plan's business. In making any rule or determination, the Administrator or its representatives shall pursue uniform policies and shall not intentionally discriminate in favor of or against any employee or group of employees. Without limiting the foregoing, the Administrator shall have the following powers and duties:

                  (a) To enact such rules, regulations, and procedures and to prescribe the use of such forms as it shall deem advisable.

                  (b) To appoint or employ such agents, attorneys, actuaries, and assistants at the expense of the Trust Fund, as it may deem necessary to keep its records or to assist it in taking any other action.

                  (c) To interpret this Trust and Plan, and to resolve
                      ambiguities, inconsistencies, and omissions, to determine any question of fact, to determine the right to benefits of, and amount of benefits, if any, payable to, any person in accordance with the provisions of this Trust and Plan, and to decide questions of eligibility.

                  (d) To direct the Trustee to make payments of benefits as they become due. Any such direction to the Trustee shall be in writing and signed by an authorized representative of the Administrator or in accordance with such other procedures as shall be established by the Administrator from time to time.

                  18.2 An Appeals Committee consisting of three (3) or more members shall be appointed by the Board of Directors of the Company to serve at the pleasure of such Board of Directors. Members of the Committee may be officers, directors, stockholders, or employees of



                                      18-1
the Company or an affiliate and may, but need not be, participants under this Trust and Plan. The members of the Committee shall be reimbursed for expenses incurred by them in the performance of their duties hereunder but shall serve without compensation as such. The Committee shall appoint a Chairman from among its members and may appoint a Secretary who may, but need not be, a member of the Committee. The Secretary shall keep written minutes of the meetings and actions of the Committee. Any action expressed from time to time by a vote at a meeting, or expressed in writing, after notice to all members of the Committee, may be done by a majority of the members of the Committee at the time acting hereunder; and such action shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all the members of the Committee at the time in office.

                  18.3 If any participant, any former participant, any beneficiary, or the authorized representative of a participant, former participant or beneficiary shall file an application for benefits hereunder and such application is denied by the Administrator, in whole or in part, he shall be notified in writing of the specific reason or reasons for such denial. The notice shall also set forth the specific Trust and Plan provisions upon which the denial is based, an explanation of the provisions of Section 18.4 hereof, and any other information deemed necessary or advisable by the Administrator.

                  18.4 Any participant, any former participant, any beneficiary, or any authorized representative of a participant, former participant or beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Administrator may upon written notice to the Committee request a review by the Committee of such denial of his application. Such review may be made by written briefs submitted by the applicant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Committee. The Committee may, in its sole



                                      18-2
discretion, appoint from its members an Appeal Examiner to conduct such review. Any hearing conducted by an Appeal Examiner shall be held in such location as shall be reasonably convenient to the applicant. Any hearing conducted by the Committee shall be held in the Corporate Headquarters of the Company, unless the Committee shall specify otherwise. The date and time of any such hearing shall be designated by the Committee or the Appeal Examiner upon not less than seven
(7) days' notice to the applicant and the Administrator unless both of them accept shorter notice. The Committee or the Appeal Examiner shall make every effort to schedule the hearing on a day and at a time which is convenient to both the applicant and the Administrator. The Committee may, in its sole discretion, establish such rules of procedure as it may deem necessary or advisable for the conduct of any such review or of any such hearing. After the review has been completed, the Committee or the Appeal Examiner shall render a decision in writing, a copy of which shall be sent to both the applicant and the Administrator. In rendering its decision, the Committee or the Appeal Examiner shall have full power and discretion to interpret this Trust and Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the applicant in accordance with the provisions of this Trust and Plan. Such decision shall set forth the specific reason or reasons for the decision and the specific Trust and Plan provisions upon which the decision is based and, if the decision is made by an Appeal Examiner, the rights of the applicant or the Administrator to request a review by the entire Committee of the decision of the Appeal Examiner. Either the applicant or the Administrator may request a review of an adverse decision of the Appeal Examiner by filing a written request with the Committee within thirty (30) days after they receive a copy of the Appeal Examiner's decision. The review of a decision of the Appeal Examiner shall be



                                      18-3
conducted by the Committee in accordance with the procedures of this Section. There shall be no further appeal from a decision rendered by a quorum of the Committee.

                  18.5 The interpretations, determinations and decisions of the Administrator, Appeal Examiner and Committee shall, except to the extent provided in Section 18.4 hereof, be final and binding upon all persons with respect to any right, benefit and privilege hereunder. Except as otherwise provided in ERISA, the review procedures of said Section 18.4 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise. In any event, a participant, former participant or beneficiary must exhaust the review procedures of Section 18.4 hereof prior to the commencement of any such action.

                  18.6 The Company, Administrator, Appeal Examiner, Committee, Board of Directors, Trustee and their respective officers, members, employees and agents shall have no duty or responsibility under this Trust and Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto. None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them. In no event shall the Company, Administrator, Appeal Examiner, Committee, Board of Directors or their respective officers, members, employees and agents be deemed to have any duty or responsibility with respect to the holding, safekeeping, investment, reinvestment and administration of the Trust Fund.

                  18.7 Except as otherwise provided in ERISA, the Administrator, Committee, Board of Directors, Appeal Examiner, and their respective officers and members shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Trust and Plan. The Company shall indemnify, defend, and hold



                                      18-4
harmless the Administrator, Committee, Board of Directors, Appeal Examiner, and their respective officers, employees, members and agents, for all acts taken or omitted in carrying out their responsibilities under the terms of this Trust and Plan or other responsibilities imposed upon such persons by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of Trust funds for the benefit of any such persons, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code. The Company shall indemnify such persons for expenses of defending an action by a participant, beneficiary, government entity, or other persons, including all legal fees and other costs of such defense. The Company will also reimburse such a person for any monetary recovery in a successful action against such person in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Company, the Company shall indemnify such person for any monetary liability under said settlement.


                                      18-5

                                  ARTICLE XIX

                         PROHIBITION AGAINST ALIENATION

                  19.1 Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this
Article:

                  (a) The words "alternate payee" shall mean any spouse, former spouse, child or other dependent of a participant or former participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, such participant's or former participant's account balances.

                  (b) The words "domestic relations order" shall mean, with
                      respect to any participant or former participant, any judgment, decree or order (including approval of a property settlement agreement) which both:

                      (i) relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the participant or former participant; and

                      (ii) is made pursuant to a State domestic relations law (including a community property law).

                  (c) The words "qualified domestic relations order" shall mean a domestic relations order which satisfies the requirements of Section 414(p)(1)(A) of the Code.

                  19.2 Neither any property nor any interest in any property held for the benefit of any participant, former participant or beneficiary shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the participant, former participant or beneficiary specifically authorized hereunder.

                  19.3 Notwithstanding Section 19.2 hereof to the contrary, the following shall not be treated as an assignment or alienation prohibited by said
Section 19.2:

                  (a) the creation, assignment or recognition of a right to any benefit payable with respect to a participant or former participant under this Trust and Plan pursuant to a qualified domestic relations order; or


                                      19-1

                  (b) the offset of a participant's or former participant's
                      benefit under this Trust and Plan against an amount that such participant or former participant is ordered or required to pay to this Trust and Plan where:

                      (i) the order or requirement to pay arises under a judgment for a crime involving this Trust and Plan, a civil judgment, consent order or decree for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the participant or former participant for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of ERISA by a fiduciary or any other person; and

                      (ii) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to this Trust and Plan against the participant's or former participant's benefits provided by this Trust and Plan; and

                      (iii) to the extent, if any, that survivor annuity
                            requirements apply to distributions to the participant or former participant under Code Section 401(a)(11), the rights of such participant's or former participant's spouse are preserved in accordance with Code Section 401(a)(13)(C)(iii); or

                  (c) any other arrangement, transfer or transaction which is not treated as a prohibited assignment or alienation under Code Section 401(a)(13) and the regulations thereunder or other applicable law.

                  19.4 In the event this Trust and Plan is served with a domestic relations order, the Administrator shall promptly notify the participant or former participant and any alternate payee to whom such order relates of the receipt of such order and this Trust and Plan's procedures for determining whether such order is a qualified domestic relations order. Within a reasonable time after receipt of such domestic relations order, the Administrator shall determine whether such order is a qualified domestic relations order and shall notify the participant or former participant and each alternate payee of its determination.

                  19.5 During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined, the Administrator shall direct the



                                      19-2

Trustee to credit the portion of the participant's or former participant's account balances which would have been payable to an alternate payee during such period if the order had been determined to be a qualified domestic relations order during such period to a segregated account under this Trust and Plan and to debit the appropriate accounts of the participant or former participant. If the domestic relations order is determined to be a qualified domestic relations order within eighteen (18) months after this Trust and Plan is served with such domestic relations order, the Administrator shall hold and dispose of the segregated account balance in accordance with the terms of the qualified domestic relations order. If:

                  (a) it is determined that such domestic relations order is not a qualified domestic relations order; or

                  (b) the issue with respect to whether such domestic relations order is a qualified domestic relations order is not resolved within eighteen (18) months after this Trust and Plan is served with such domestic relations order;

the Administrator shall transfer the segregated account balance to the appropriate accounts maintained for the benefit of the person who would have been entitled to such segregated account balance if this Trust and Plan had never been served with such domestic relations order. If eighteen (18) months have elapsed since this Trust and Plan was served with such domestic relations order and such order is subsequently determined to be a qualified domestic relations order, such order shall only be applied prospectively.

                  19.6 The balance credited to any segregated account which has been created under Section 19.5 hereof after this Trust and Plan has been served with a domestic relations order shall be invested in such of the investment funds established pursuant to Article VII hereof as the Administrator shall direct until it is determined whether such domestic relations order is a qualified domestic relations order.



                                      19-3

                  19.7 Any participant, former participant or alternate payee who is affected by a domestic relations order served upon this Trust and Plan may, upon written notice to the Committee appointed pursuant to Article XVIII hereof, request a review by such Committee of the Administrator's determination with respect to the qualification or lack of qualification of such domestic relations order. Any such review by the Committee shall be subject to the rules and procedures set forth in Article XVIII hereof.

                  19.8 Notwithstanding anything contained in this Trust and Plan to the contrary, distribution of the vested portion of an alternate payee's segregated account may be made to the alternate payee if such distribution is authorized by a qualified domestic relations order, regardless of whether the affected participant shall at such time be eligible for distribution under this Trust and Plan. Where authorized by a qualified domestic relations order, distribution of the vested portion of an alternate payee's interest in this Trust and Plan shall be made in an immediate lump sum as soon as reasonably possible following the receipt by the Administrator of the qualified domestic relations order. The alternate payee shall, with respect to this Trust and Plan, to the extent of his interest in this Trust and Plan, have such rights as are specified in the qualified domestic relations order.


                                      19-4

                                   ARTICLE XX

                            AMENDMENT AND TERMINATION

                  20.1 This Trust and Plan may be modified, altered, amended, changed or terminated by the Company at any time by action of its Board of Directors as evidenced by an instrument in writing executed in the name of the Company by one (1) or more duly authorized officers of the Company, but no vested benefits of participants, former participants or beneficiaries receiving benefits under this Trust and Plan and no other vested benefits under this Trust and Plan shall in any way be reduced except that such benefits may be reduced if such a reduction is necessary to continue the qualified status of this Trust and Plan under the terms of Section 401 of the Code or its successor section or sections. This Trust and Plan as amended and restated herein may be modified and amended retroactively, if necessary, to secure exemption effective on the restatement date under Section 401 of the Code. No amendment shall be binding on the Trustee until the receipt of such amendment by the Trustee.

                  20.2 Upon termination of this Trust and Plan all assets of the Trust Fund after deduction therefrom of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee shall be allocated among the then existing accounts. Each such account shall be adjusted in accordance with Section 7.4 hereof. All account balances of participants and former participants at the time of termination of this Trust and Plan shall be fully vested and nonforfeitable. Such account balances shall be forthwith distributed to the participant or former participant for whose benefit the accounts were established if he is living on the date of termination, or if he shall have died before distribution, in accordance with the provisions of Article XIV hereof.



                                      20-1

                  Upon termination of this Trust and Plan all annuity policies held by the Trustee shall be delivered, and all rights therein shall be transferred to those persons then receiving benefits or entitled to receive benefits from them. The Administrator may direct that any spendthrift provisions contained in such annuity contracts be continued in effect or terminated.

                  20.3 Upon the partial termination of this Trust and Plan or upon complete discontinuance of contributions to this Trust and Plan by the Company, the account balances of participants affected by such partial termination or complete discontinuance shall be fully vested and nonforfeitable. However, after any such partial termination or complete discontinuance of contributions, the Administrator shall continue to administer this Trust and Plan in the manner in which this Trust and Plan was administered before any such partial termination and a participant shall only be entitled to receive benefits upon the occurrence of an event which under the terms of this Trust and Plan would entitle him to receive such benefits. For purposes of this Section, no event shall be a "partial termination" unless: (a) the Company has so designated such event in a writing delivered to the Trustee; or (b) such event has been finally and expressly determined to be a partial termination within the meaning of Section 411(d) of the Code in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.


                                      20-2

                                  ARTICLE XXI

                          LIMITATIONS ON CONTRIBUTIONS

                  21.1 The amount and allocation of contributions under this Trust and Plan, including any contributions made pursuant to a Supplemental Agreement, shall be subject to several limitations. Those limitations are as follows:

                  (a) Salary deferral contributions shall be subject to the
                      individual dollar limit described in Section 21.2 hereof;

                  (b) Salary deferral contributions plus, to the extent elected by the Company, any qualified nonelective contributions shall be subject to the deferral percentage limit set forth in Section 21.3 hereof;

                  (c) Matching contributions, other than qualified nonelective contributions used in the deferral percentage test set forth in Section 21.3 hereof, and after-tax contributions, if any, made to this Trust and Plan pursuant to a Supplemental Agreement shall be subject to the contribution percentage limit set forth in Section 21.4 hereof;

                  (d) The contributions described in subparagraphs (b) and (c)
                      above shall be subject to the limit on "multiple use" set forth in Section 21.5 hereof;

                  (e) All contributions made pursuant to Articles V and VI
                      hereof and any other employer contributions made pursuant to the Supplemental Agreements shall, in the aggregate, be subject to the deductibility limit set forth in Section
                      21.6 hereof; and

                  (f) The allocation of all of the foregoing contributions, in the aggregate, shall be subject to the limitation on annual additions set forth in Article XXII hereof.

                  In addition, the following rules and procedures shall apply for purposes of this Article:

                      (i) For purposes of determining a participant's deferral or contribution percentage pursuant to Section 21.8(b) or 21.8(c) hereof, all salary deferral contributions that are made under two (2) or more plans (or after-tax and matching contributions, as appropriate) that are aggregated for purposes of Sections 401(a)(4) or 410(b) of the Code (other than
                            Section 410(b)(2)(A)(ii) of the Code) shall be treated as made under a single plan.


                                      21-1

                      (ii) If two (2) or more plans are permissively aggregated for purposes of Section 401(k) or 401(m) of the Code, the aggregated plans shall also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

                      (iii) The deferral or contribution percentage of any
                            highly compensated employee shall be determined by treating all plans maintained by the Company and any affiliates that are subject to Section 401(k) or 401(m) of the Code (other than those that may not be permissively aggregated) as a single plan.

                  21.2 The salary deferral contributions with respect to the taxable year of a participant plus similar amounts contributed on a similar basis by any other employer (whether or not related to the Company) required by law to be aggregated with his salary deferral contributions under this Trust and Plan shall not exceed Ten Thousand Dollars ($10,000.00), plus any adjustment for cost-of-living after 1998 as determined pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code.

                  In the event that the salary deferral contributions for a participant's taxable year exceed such limit, or in the event that the Administrator shall receive notice from a participant by the March 1 next following the close of a participant's taxable year that his salary deferral contributions, together with similar contributions under plans of other employers shall have exceeded such limit, the Administrator shall cause the amount of excess contributions, together with any earnings allocable to such excess contributions, to be refunded to the participant by the following April 15th. Any such refund of excess contributions shall be debited from the participant's salary deferral account.

                  21.3 Salary deferral contributions made on behalf of a participant for a plan year (hereinafter sometimes referred to as the "current plan year") shall be limited so that the average deferral percentage for the highly compensated employees who are participants or who are eligible to become participants for such plan year shall not exceed an amount determined



                                      21-2
based upon the average deferral percentage for the employees who are participants or who are eligible to become participants but are not highly compensated employees for the preceding plan year or, if the Company elects, for the current plan year, as follows:

               (A)                                      (B)
         Average Deferral                   Limit on Average Deferral
         Percentage for Employees           Percentage for Employees
         Eligible to Participate            Eligible to Participate
         who are not Highly                 who are Highly
         Compensated                        Compensated
         ------------------------           -------------------------
         Less than 2%                       2 times Column (A)
         2% or more but less than 8%        Column (A) plus 2%
         8% or more                         1.25 times Column (A)

In the event the Company elects to determine the average deferral percentages of employees who are not highly compensated employees on the basis of the current plan year rather than the preceding plan year in accordance with Section 401(k)(3)(A) of the Code, such election by the Company may not be changed for plan years commencing after December 31, 1998, except as provided by the Secretary of the Treasury.

                  If, for any plan year, this Trust and Plan satisfies the requirements of Section 21.4 hereof, then the Company may elect, in such manner as the Secretary of the Treasury or his delegate may provide, to take into account, as additional amounts for purposes of this Section, all or a part of the fully vested matching contributions, if any, made for the plan year.

                  21.4 The contributions made for a plan year (hereinafter sometimes referred to as "current plan year") as matching contributions and/or as after-tax contributions shall be limited so that the average contribution percentage for the highly compensated employees who are participants or who are eligible to become participants for such plan year shall not exceed an amount determined based upon the average contribution percentage for the employees who are participants or who are eligible to become participants but are not highly compensated



                                      21-3
employees for the preceding plan year or, if the Company elects, for the current plan year, in accordance with the table set forth in Section 21.3 hereof.

                  In the event the Company elects to determine the average contribution percentages of employees who are not highly compensated employees on the basis of the current plan year rather than the preceding plan year in accordance with Section 401(m)(2)(A) of the Code, such election by the Company may not be changed for plan years commencing after December 31, 1998, except as provided by the Secretary of the Treasury.

                  If, for any plan year, this Trust and Plan satisfies the requirements of Section 21.3 hereof, then the Company may elect, in such manner as the Secretary of the Treasury or his delegate may provide, to take into account, as additional amounts for purposes of this Section, all or a part of the salary deferral contributions made to this Trust and Plan.

                  21.5 If the sum of the deferral percentage and the contribution percentage for one or more highly compensated employees exceeds the aggregate limit defined in Section 21.8(a) hereof, the contribution percentage for such employee or employees shall be reduced in accordance with Section 21.7 hereof so that the aggregate limit is not exceeded. The amount by which a highly compensated employee's contribution percentage is reduced shall be treated as an excess contribution pursuant to Section 21.7. The deferral percentage and contribution percentage of the highly compensated employees shall be determined after any corrections are made to meet the deferral percentage and contribution percentage limits. Multiple use does not occur if neither the average deferral percentage nor the average contribution percentage of the highly compensated employees exceeds one and twenty-five hundredths (1.25) multiplied by the corresponding average deferral percentage or average contribution percentage of the non-highly compensated employees.



                                      21-4

                  21.6 In no event shall the total of all contributions made pursuant to Articles V and VI hereof and any other employer contributions made pursuant to the Supplemental Agreements exceed the maximum amount allowable as a deduction under Section 404(a)(3) of the Code or any statute of similar import, including the amount of any contribution carryforward allowable under said
Section 404(a)(3). This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article XXIV hereof for any plan year in which this Trust and Plan is top-heavy. Nor shall this limitation apply to contributions which may be required in order to recredit the account of any rehired participant whose account is to be recredited with prior forfeitures as described in Section 12.5 hereof.

                  21.7 In the event that the limitations set forth in Section 21.2, 21.3, 21.4 or 21.5 hereof shall be exceeded, the Administrator shall take action to reduce future salary deferral contributions made pursuant to Article V hereof, future matching contributions made pursuant to Article VI hereof and any after-tax contributions made pursuant to a Supplemental Agreement as appropriate. Such action may include a reduction in the future rate of salary deferral contributions or after-tax contributions of any highly compensated participant pursuant to any legally permissible procedure. In the event that such action shall fail to prevent the excess, prior salary deferral contributions made pursuant to Article V hereof or prior after-tax contributions made pursuant to a Supplemental Agreement, plus any income and minus any losses allocable thereto to the date of distribution, shall be distributed to the participant on whose behalf such contributions were made or, in the case of salary deferral contributions, shall be recharacterized as after-tax contributions if such recharacterization does not cause the limitations of
Section 21.3 hereof to be exceeded with respect to such participant and such participant is permitted to make



                                      21-5
after-tax contributions to this Trust and Plan pursuant to a Supplemental Agreement. In the event salary deferral contributions are recharacterized, excess contributions shall be determined after first determining the excess contributions which are recharacterized. In the event that any salary deferral contributions made pursuant to Article V hereof or any after-tax contributions made pursuant to any Supplemental Agreement are distributed to a participant, any related matching contributions, plus any income and minus any losses allocable thereto to the date of distribution, shall be:

                  (a) forfeited and disposed of if such matching contributions are not vested; and

                  (b) distributed to the participant if such matching
                      contributions are vested.

In the event of such a distribution, recharacterization or forfeiture, the salary deferral account, and if applicable the employer contribution account or the after-tax account, of such participant shall be debited, or in the case of recharacterization, debited or credited as appropriate with the amount of such distribution, recharacterization or forfeiture. Any such adjustments made in participants' accounts shall be made in a uniform manner for similarly situated participants. In addition, any salary deferral contributions which are recharacterized will remain subject to the same distribution restrictions which apply to salary deferral contributions.

                  In the event that distributions must be made in order to bring this Trust and Plan into compliance with Section 21.3, 21.4 or 21.5 hereof, the Administrator shall reduce the dollar amount of deferrals and/or contributions of highly compensated employees in descending order, beginning with the highly compensated employee(s) with the highest total deferral amount or highest total contribution amount, until such limitations have been satisfied. In performing such reduction, the reduced deferral amount or reduced contribution amount of any affected highly



                                      21-6
compensated employee shall, in no event, be lower than that of the highly compensated employee with the next highest deferral amount or next highest contribution amount.

                  Any excess salary deferral contributions to be distributed to a participant or recharacterized pursuant to this Section shall be reduced by any excess salary deferral contributions previously distributed to such participant for such participant's taxable year ending with or within the plan year in accordance with Code Section 402(g)(2).

                  Any excess contributions for a plan year, together with any income allocable to such excess contributions, which are distributable as described above shall be distributed to a participant within one (1) year after the end of such plan year. If such excess amounts are not distributed within two and one-half (2-1/2) months of the end of the plan year, a ten percent (10%) excise tax on such excess amounts shall be imposed on the Company. Excess contributions shall be treated as annual additions under Article XXII hereof.

                  21.8 For purposes of this Trust and Plan, the following definitions and special rules shall apply:

                  (a) "aggregate limit" shall mean the greater of (i) or (ii), where:

                      (i)   equals the sum of:

                            (A) one and twenty-five hundredths (1.25) times the
                                greater of the deferral percentage or the contribution percentage for the non-highly compensated employees; and

                            (B) two (2) percentage points plus the lesser of the
                                deferral percentage or the contribution
                                percentage for the non-highly compensated employees; and

                      (ii)  equals the sum of:

                            (A) one and twenty-five hundredths (1.25) times the
                                lesser of the deferral percentage or the contribution percentage for the non-highly compensated employees; and


                                      21-7

                            (B) two (2) percentage points plus the greater of
                                the deferral percentage or the contribution percentage for the non-highly compensated employees.

                            In no event, however, shall the amounts set forth in subparagraphs (i)(B) and (ii)(B) above exceed twice the greater of the deferral percentage or the contribution percentage for the non-highly compensated employees.

                  (b) "contribution percentage" shall mean for a participant for any plan year a fraction:

                      (i) the numerator of which shall equal the total of (A) plus (B), where:

                            (A) equals matching contributions made on his
                                behalf; and

                            (B) his after-tax contributions; and

                      (ii) the denominator of which shall equal his Total Remuneration for such plan year;

                      provided, however, that the Company may elect to take into account additional contributions pursuant to Section 21.4 hereof. In addition, "contribution percentage" shall mean zero percent (0%) for an employee who is eligible to become a participant but who is not a participant. In addition, after-tax contributions will be taken into account if they are paid to this Trust and Plan or transmitted to this Trust and Plan within a reasonable period after the end of such plan year and matching contributions shall be considered to be made on a participant's behalf for a plan year if such matching contributions are made as a result of the participant's salary deferral contributions or after-tax contributions, are allocated to the participant's employer contribution account during such plan year and are paid to this Trust and Plan no later than twelve (12) months after the end of such plan year.

                  (c) "deferral percentage" shall mean for a participant for any plan year a fraction:

                      (i) the numerator of which shall equal the total of the salary deferral contributions made on his behalf for such plan year; and

                      (ii) the denominator of which shall equal his Total Remuneration for such plan year;

                      provided, however, that the Company may elect to take into account additional contributions pursuant to Section 21.3 hereof. In addition, "deferral percentage" shall mean zero percent (0%) for an employee who is eligible to become a participant but who is not a participant. In


                                      21-8
                      addition, salary deferral contributions shall be considered to be made on a participant's behalf for a plan year if such salary deferral contributions are not contingent on participation or performance of services after the end of such plan year, such salary deferral contributions would have been received (but for the deferral election) within two and one-half (2-1/2) months after the end of such plan year and are paid to this Trust and Plan no later than twelve (12) months after the end of such plan year.

                  (d) "highly compensated employee" shall mean an employee who is a "highly compensated employee" for a plan year as described in Section 414(q) of the Code which is hereby incorporated by reference and who is described for informational purposes herein as an employee during a plan year if either:

                      (i)   during the preceding plan year, he:

                            (A) was at any time a five percent (5%) actual or
                                constructive owner of the Company and its affiliates;

                            (B) received Total Remuneration from the Company and
                                its affiliates greater than Eighty Thousand
                                Dollars ($80,000.00) (plus any increase for cost of living after 1998 as determined by the Secretary of the Treasury or his delegate) and, if the Company so elects, was in the "top paid group" of employees of the Company and its affiliates for such plan year; or

                      (ii) during the current plan year, he was at any time a five percent (5%) or more actual or constructive owner of the Company and its affiliates.

                  (e) "top paid group" shall mean a group consisting of the top paid twenty percent (20%) of the employees of the Company and all affiliates ranked on the basis of Total Remuneration from the Company and all affiliates paid during the plan year. In determining the members of the top paid group, the following employees shall be excluded:

                      (i) employees who have not completed six (6) months service;

                      (ii) employees who normally work less than seventeen and one-half (17-1/2) hours per week;

                      (iii) employees who normally work during not more than six
                            (6) months during any year;

                      (iv)  employees who have not attained age twenty-one (21);


                                      21-9

                      (v) except to the extent provided in regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company or any affiliate; and

                      (vi) employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from a the Company or any affiliate which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

                      The Company may elect (in such manner as may be provided by the Secretary of the Treasury or his delegate) to apply subparagraph (i), (ii), (iii), or (iv) by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such subparagraph.

                  (f) "Total Remuneration" shall mean compensation as defined in
                      Section 2.10 hereof but including a participant's compensation during periods in which he is not an active participant.



                                     21-10

                                  ARTICLE XXII

                         LIMITATION ON ANNUAL ADDITIONS

                  22.1 Notwithstanding anything contained in this Trust and Plan to the contrary, in no event shall a participant's annual additions and annual amount of retirement benefits be greater than the maximum allowable amounts determined in accordance with Section 415 of the Code, taking into account for periods prior to January 1, 2000 paragraph (e) of said Section 415, Section 1106 of the Tax Reform Act of 1986, Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982 and Section 2004(d) of ERISA which are, respectively, incorporated herein by reference.

                  22.2 In the event a participant, who would otherwise be credited with excess annual additions, benefits or projected benefits is also a participant under the Company's Retirement Income Plan II, prior to January 1, 2000 adjustment under Section 415 of the Code shall be made in the following order:

                  (a) first, projected benefits under the Company's Retirement
                      Income Plan II shall be reduced;

                  (b) second, accrued benefits under the Company's Retirement
                      Income Plan II including employee contributions, if any, shall be reduced; and

                  (c) third, annual additions which consist of salary deferral contributions, matching contributions and employer contributions hereunder shall be reduced.

Notwithstanding the foregoing, in the event a participant's excess annual benefits or projected benefits would only result in a violation under Section 415(b) of the Code, his benefits under the Company's Retirement Income Plan II shall be reduced in the order set forth in subparagraphs (a) and (b) above. Furthermore, in the event a participant's excess annual additions would only result in a violation under Section 415(c) of the Code, his annual additions shall be reduced



                                      22-1
under the Company's defined contribution plans, including this Trust and Plan, as set forth in subparagraph (c) above and thereafter under the Company's Retirement Income Plan II as set forth in subparagraph (b) above if further reduction is needed after the reduction in subparagraph (c).

                  22.3 For purposes of calculating the maximum allowable amounts under Section 22.1 hereof, a participant's "limitation year" shall mean the calendar year and his "compensation" shall mean all amounts paid to him in payment for services rendered by him to the Company or any affiliate which may be taken into account for purposes of determining limitations on annual additions and benefits under Section 415 of the Code and any lawful regulations thereunder and includible in gross income during the limitation year.

                  22.4 In the event that, after the application of any other provisions of this Trust and Plan and any provisions of the retirement plans described in Section 22.2 hereof, there still remain, as a result of a reasonable error in estimating a participant's compensation or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section, Company contributions which, if allocated to a participant, would be in excess of the limits on annual additions set forth in Section 22.1 hereof, such excess shall be used as of the next allocation date and any succeeding allocation date, as necessary, to reduce the Company contributions which would otherwise be made for such participant for the taxable years ending on such dates. In the event such participant is not an active participant on the next allocation date, or on any succeeding allocation date on which such excess still remains, such excess shall be used as of such allocation date and on any succeeding allocation date to reduce the Company contributions for all participants who are active participants. In the event that salary deferral contributions made by a terminated participant are


                                      22-2
used for the benefit of other participants after the participant terminates employment, the Company shall make a direct payment to the terminated participant on whose behalf such salary deferral contributions were made equal to the total of such amounts.

                  Until any excess described above is used to reduce Company contributions, it shall be held in a suspense account. Such suspense account shall not be subject to the valuation procedure described in Section 7.4 hereof. Notwithstanding any other provisions of this Trust and Plan to the contrary (and specifically Section 26.5 hereof), in the event this Trust and Plan is terminated at a time when there are amounts credited to a suspense account pursuant to this Section, such excess shall be returned to the Company. In the event that amounts representing salary deferral contributions are returned to the Company hereunder, the Company shall make payments to the participants on whose behalf such salary deferral contributions were made equal to the total of such refunded amounts.



                                      22-3

                                 ARTICLE XXIII

                        ROLLOVERS AND TRANSFERS INVOLVING
                        OTHER QUALIFIED RETIREMENT PLANS

                  23.1 In the event that:

                  (a) any active participant shall have been, either prior to becoming an employee or while an employee, a participant under another qualified retirement plan which met the requirements of Section 401(a) of the Code, including this Trust and Plan; and

                  (b) either:

                      (i) the custodian or trustee of the assets held pursuant to said plan on behalf of said participant; or

                      (ii) the custodian or trustee of the assets of an individual retirement account established pursuant to Section 408 of the Code to hold the assets distributed to said participant from said plan; or

                      (iii) the said participant who holds assets distributed to him during the preceding sixty (60) days from such plan or from an individual retirement account described in paragraph (i) above;

                      shall agree to transfer said assets to the Trustee hereunder; and

                  (c) the assets to be so transferred shall not be made
                      available to said employee in the course of the transfer except to the extent permitted by paragraph (b)(iii) above; and

                  (d) the Administrator consents to the transfer;

the Trustee hereunder shall accept such transferred assets and hold and administer them pursuant to the terms and provisions of this Trust and Plan and this Article. Notwithstanding the foregoing, in no event shall any assets be transferred from another qualified retirement plan to this Trust and Plan if the transfer of such assets would require that the provisions of this Trust and Plan governing distributions be amended to comply with the provisions of Section 401(a)(11) of the Code.

                  23.2 Upon the receipt of assets from a qualified defined benefit retirement plan or a qualified defined contribution retirement plan which is not maintained by the Company, the

                                      23-1

Trustee shall credit such amounts to the non-forfeitable account of the participant on whose behalf the assets were so transferred. Upon the receipt of assets from a qualified defined contribution plan which is maintained by the Company, the Trustee shall credit such assets to the appropriate accounts of the participant on whose behalf the assets were so transferred. The Administrator shall establish such accounts as are necessary in order to accomplish the foregoing on behalf of such a participant, including, in the case of a qualified defined contribution plan which is maintained by the Company, the establishment of an employer contribution account to receive any assets credited to an employer contribution account which are partially vested and subject to the vesting schedule identical to the one set forth in Section 2.52 hereof.

                  23.3 In the event that:

                  (a) any participant hereunder shall either:

                      (i) terminate his employment and subsequently become a participant under the qualified retirement plan of another employer, which plan satisfies the requirements of Section 401 of the Code; or

                      (ii) cease to be an active participant in this Trust and Plan and subsequently become an active participant in another qualified defined contribution retirement plan of the Company, which plan satisfies the requirements of Section 401 of the Code;

                  (b) said participant or former participant shall have account balances hereunder which have not have been distributed to him and, if he is a former participant, shall have a vested percentage of one hundred percent (100%);

                  (c) the participant or former participant shall apply to the
                      Administrator hereunder for transfer to such other plan of assets held pursuant to this Trust and Plan representing said participant's or former participant's account balances;

                  (d) the assets to be transferred shall not be made available to said participant or former participant in the course of the transfer except to the extent permitted by Section 402(a)(5) of the Code; and

                  (e) the Administrator shall consent to such transfer;


                                      23-2
the following shall be transferred to the trustee or custodian of such other qualified retirement plan:

                      (i)   if he is a participant, his total account balances;
                            or

                      (ii) if he is a former participant, an amount equal to his vested interest.



                                      23-3

                                  ARTICLE XXIV

                              TOP-HEAVY PROVISIONS

                  24.1 During any plan year that this Trust and Plan is top-heavy, as determined in accordance with Section 24.2 hereof, the special restrictions contained in Sections 24.3 and 24.4 hereof shall apply.

                  24.2 This Trust and Plan shall be considered to be top-heavy in any plan year if, as of the determination date for such plan year, all the aggregation groups of which this Trust and Plan is a member are top-heavy groups. In the event that in any plan year this Trust and Plan is a member of an aggregation group which is not a top-heavy group, this Trust and Plan shall not be considered to be top-heavy for such plan year.

                  For purposes of determining the foregoing, the following terms shall be defined as follows:

                  (a) "determination date" shall mean for the first plan year, its last day, and shall mean, for any other plan year, the last day of the preceding plan year;

                  (b) "key employee" shall mean a "key employee" as described in
                      Section 416(i) of the Code which is hereby incorporated by reference and who is described for informational purposes herein as any employee, former employee or beneficiary who at any time during the plan year or the four (4) preceding plan years is:

                      (i) an officer of the Company or an affiliate having total remuneration (as defined in Section 24.2(g) hereof) for the plan year of determination greater than fifty percent (50%) of the amount specified in
                            Section 415(b)(1)(A) of the Code (plus any increase for cost-of-living after 1998 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code);

                      (ii) a one-half of one percent (.5%) actual or constructive owner of the Company or any affiliate who owns one of the ten (10) largest interests in the Company or any affiliate and who is an employee of the Company or an affiliate having total remuneration (as defined in Section 24.2(g) hereof) greater than Thirty Thousand

                                      24-1

                            Dollars ($30,000.00) or, if greater, the amount specified in Section 415(c)(1)(A) of the Code (plus any increase for cost-of-living after 1998 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code);

                      (iii) a five percent (5%) actual or constructive owner of
                            the Company or any affiliate; or

                      (iv) a one percent (1%) actual or constructive owner of the Company or any affiliate having total remuneration (as defined in Section 24.2(g) hereof) from the Company and all affiliates for the plan year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

                      provided that any such employee also performed service for the Company or an affiliate during the five (5) plan year period ending on the determination date; and provided that an amount held for the beneficiary of a key employee who is deceased shall be deemed to be an amount held for a key employee;

                  (c) "non-key employee" shall mean any employee, former
                      employee or beneficiary who is not a key employee including any employee or beneficiary who was formerly a key employee;

                  (d) "permissive aggregation group" shall mean the required aggregation group plus one (1) or more other plans to which the Company or any affiliate makes contributions which, when considered as a group with the required aggregation group, would continue to comply with Sections 401(a)(4) and 410 of the Code;

                  (e) "required aggregation group" shall mean each defined
                      benefit plan and each defined contribution plan of the Company or any affiliate in which a key employee is a participant in the plan year containing the determination date or in any of the four (4) preceding plan years and each other defined benefit plan and each other defined contribution plan which, during said plan years, enables such plans to meet the requirements of Section 401(a)(4) or 410 of the Code, including for this purpose each defined benefit plan and each defined contribution plan of the Company or any affiliate which was terminated during any of said plan years;

                  (f) "top-heavy group" shall mean any aggregation group if the sum, as of the determination date, of:

                      (i) the aggregate value of the account balances of key employees under all defined contribution plans included in such group; and


                                      24-2

                      (ii) the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group;

                      exceeds sixty percent (60%) of a similar sum determined for all participants, former participants and beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the determination date and subject to appropriate adjustments under said Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of a participant be increased by the aggregate distributions with respect to such participant during the five (5) year period ending on the determination date;

                  (g) "total remuneration" shall mean, for any participant, all amounts paid to him in payment for services rendered by him to the Company or any affiliate which may be taken into account for purposes of determining limitations on annual additions and benefits under Section 415 of the Code and any lawful regulations thereunder; provided that total remuneration shall not exceed One Hundred Sixty Thousand Dollars ($160,000.00) (plus any adjustment after 1998 for cost-of-living or otherwise as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17) and 415(d) of the Code); and

                  (h) "valuation date" shall mean:

                      (i) in the case of a defined contribution plan, a date as of which account balances are valued; and

                      (ii) in the case of a defined benefit plan, a date as of which liabilities and assets are valued for computing plan costs for purposes of determining the plan's minimum funding requirements under Section 412 of the Code.

                  In making any of the aforementioned calculations, contributions due but unpaid as of the determination date shall be included in determining the value of account balances. In addition, the present value of cumulative accrued benefits shall be determined as if they accrued no more rapidly than the slowest rate of accrual permitted under the fractional rule of
Section 411(b)(1)(C) of the Code utilizing the actuarial factors and assumptions set forth in the defined benefit plans included in the aggregation groups. Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies and



                                      24-3
benefits not relating to retirement benefits, such as pre-retirement death and disability benefits and post retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.

                  24.3 During any plan year that this Trust and Plan is top-heavy, the Company or a Participating Division shall make a minimum contribution to this Trust and Plan on behalf of each non-key employee who meets all of the following requirements:

                  (a) he is not covered by a collective bargaining agreement;

                  (b) he is a participant on the last day of such plan year or was a participant whose employment terminated on or as of said date, irrespective of whether he has completed one thousand (1,000) hours for the Company or an affiliate during such plan year; and

                  (c) he is not a participant in a defined benefit pension plan that provides him with a minimum accrued benefit (regardless of whether such accrued benefit is offset by benefits under this Trust and Plan) which satisfies the requirements of Section 416(c)(1) of the Code.

The minimum contribution to be made hereunder for such a non-key employee shall be an amount which when added to the contributions allocable to such non-key employee under all other defined contribution plans of the Company or any affiliate shall cause such total contributions to be at least equal to the lesser of:

                      (i) three percent (3%) of the non-key employee's total remuneration (as defined in Section 24.2(g) hereof) during the plan year; or

                      (ii) the largest percentage of total remuneration provided to any key employee by the contributions of the Company or any affiliate for such plan year.

In determining the percentage set forth in subparagraph (ii) above, salary reduction amounts which are excluded from the taxable income of a key employee under Code Section 402(e)(3) shall be taken into account, but such amounts, together with any related matching contributions, shall not be taken into account with respect to non-key employees in determining compliance



                                      24-4
with this Section. Any employer contributions made pursuant to this Section shall be credited to a participant's employer contribution account and shall be subject to the vesting schedule set forth in Section 2.52 hereof. However, employer contributions made pursuant to Section 12.5 hereof shall not be taken into account when determining the employer contributions required under this Section.

                  24.4 During any plan year ending prior to January 1, 2000 that this Trust and Plan is top-heavy the limitations on annual additions and annual benefits under Section 415 of the Code, described in Section 22.1 hereof, shall be reduced as described in Section 416(h) of the Code. The Company and the Participating Divisions will not make the additional contributions permitted by
Section 416(h)(2) of the Code to increase the limits under Section 415(e) of the Code.


                                      24-5

                                  ARTICLE XXV

                SPECIAL PROVISIONS WITH RESPECT TO CERTAIN SHARES

                  25.1 Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this
Article:

                  (a) The words "Debt Financed Shares" shall mean any Shares acquired with the proceeds of a loan made to the ESOP by a disqualified person as defined in Code Section 4975(e)(2) or a loan made to the ESOP which was guaranteed by such a disqualified person ("ESOP loan") or with the proceeds of a prior ESOP loan which was repaid with the proceeds of the ESOP loan, and shall mean any Shares acquired under an installment purchase obligation which constitutes an ESOP loan. Said Debt Financed Shares shall be further denominated as either "Debt Financed Class A Shares" or "Debt Financed Class B Shares".

                  (b) The words "4980 Shares" shall mean any Shares acquired by the Salaried ESOP prior to its merger into the ESOP directly or indirectly as a result of the transfer of amounts from the Company's terminated Retirement Income Plan. Said 4980 Shares are credited to Salaried ESOP accounts.

                  (c) The words "publicly traded" shall mean with respect to any
                      Shares that such Shares are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that such Shares are quoted on a system sponsored by a national securities association registered under Section 15(A)(b) of the Securities Exchange Act of 1934.

                  (d) The words "trading limitation" shall mean any restriction with respect to any Shares under any federal or state securities law, any regulation thereunder or an agreement affecting such Shares which would make them not as freely tradeable as Shares not subject to such restriction.

                  25.2 Qualified Persons may diversify the investment of their Stock Plan accounts by directing the investment of their Stock Plan accounts in accordance with Article VII hereof.

                  25.3 Until such time as all Debt Financed Shares have been distributed from an ESOP account, the Trustee shall maintain subaccounts as a part of each ESOP account. Such



                                      25-1
subaccounts shall show the number of Debt Financed Shares and other Shares credited to such subaccounts.

                  25.4 In the event that Shares which are credited to a Stock Plan account are distributed to a participant, former participant or beneficiary and such Shares are not publicly traded or are subject to a trading limitation, the Company shall grant to certain holders of such Shares an option to require the Company to purchase and redeem such Shares. Such option shall be granted to such participant, former participant or beneficiary or to any one of such participant, former participant or beneficiary or to any person (including an estate or its distributee) to whom the Shares pass by reason of such participant's, former participant's or beneficiary's death. Such option shall be exercisable by notice in writing given to the Company prior to the later of:

                  (a) fifteen (15) months after the date on which the
                      distribution of such Shares is made by this Trust and Plan; and

                  (b) sixty (60) days after the holder of such Shares is
                      notified of the fair market value of such Shares computed as of the first day of the first plan year commencing more than sixty (60) days after the date of distribution of such Shares.

Such period of exercise shall be extended by a period of time equal to the amount of time during which any distributee of this Trust and Plan is unable to exercise the put option provided for herein due to the fact that the Company is prohibited from honoring such put option obligation by applicable Delaware law. If necessary, the Company shall be required to amend its Certificate of Incorporation to reduce its stated capital or to make any other changes necessary to enable distributees to exercise the put option provided for under this Section. In the event that Shares which are credited to a Stock Plan account are publicly traded without restriction when distributed but cease to be so traded within the period of exercise described above, the Company shall notify in writing, on or before the tenth (10th) day after the date the Shares cease to be publicly traded, any stockholder or stockholders who would have been entitled to exercise the



                                      25-2
foregoing put option had the Shares not been publicly traded when distributed and shall grant to such stockholder or stockholders a put option in accordance with this Section for the remainder of the period of exercise described above. Such notice shall inform such stockholder or stockholders of the terms of the put option extended to them and, if actually given later than the tenth (10th) day after the date on which the Shares ceased to be publicly traded, such notice shall provide that the put option shall be extended beyond the period of exercise by the number of days between such tenth (10th) day and the date on which notice is actually given. If the foregoing option is not exercised within the exercise period and any extensions thereof, it shall lapse.

                  25.5 The price at which Shares shall be purchased by the Company pursuant to Section 25.4 hereof shall be equal to their fair market value determined in accordance with Section 16.6 hereof. In the case of a transaction between this Trust and Plan and a disqualified person (as defined in Section 4975 of the Internal Revenue Code), such price must be determined as of the date of the transaction. For all other purposes under this Trust and Plan, the fair market value of Shares which are credited to a Stock Plan account may be determined as of the immediately preceding valuation date under this Trust and Plan.

                  25.6 In the event any put option provided for pursuant to
Section 25.4 hereof is exercised by a participant, former participant or beneficiary who has received a single distribution of Shares pursuant to Section
15.2 or 15.7 hereof, payment by the Company pursuant to the exercise of such option shall be made in substantially equal annual installments over a period of time beginning no later than thirty (30) days after the option is exercised and ending no later than five (5) years thereafter. The balance outstanding at any time with respect to payment by the Company pursuant to the exercise of such option shall be adequately secured and bear



                                      25-3
interest at the prime rate determined as of the first day of each quarter of the plan year but, in any event, not in excess of the maximum rate permitted by law. Notwithstanding the foregoing, the Company may, in its discretion, elect to make such payment in a single lump sum payment within thirty (30) days after the date on which the option is exercised.

                  In the event any put option provided for pursuant to Section
25.4 hereof is exercised by a participant, former participant or beneficiary who is receiving installment distributions of Shares pursuant to Section 15.4(d) hereof, payment by the Company pursuant to the exercise of such option shall be made within thirty (30) days after the date on which the option is exercised.

                  25.7 The Company's obligation to pay, in all or in part, the price for any Shares as to which a put option is exercised pursuant to this Article shall be conditioned upon:

                  (a) receipt by the Company of appropriate share certificates duly endorsed by the person exercising the put option; and

                  (b) receipt of appropriate assurances that the Shares tendered for purchase pursuant to the put option are free and clear of any liens, encumbrances or adverse claims or that such liens, encumbrances or adverse claims will be paid and satisfied forthwith as a part of such purchase transaction.

                  25.8 Notwithstanding the provisions of Section 20.1 hereof to the contrary, the provisions of this Article with respect to the granting and exercise of put options shall not be amended or terminated in any way which would lessen the rights of a stockholder holding Shares to which the put option relates or would relate. In addition, until distributed from this Trust and Plan, Shares subject to a put pursuant to this Article shall not be subject to a put, call, or other option, or buy-sell or similar arrangement other than the put option described in Section 25.4 hereof.

                  25.9 The Trustee is expressly forbidden from selling or exchanging any 4980 Shares except as follows:


                                      25-4

                  (a) the Trustee may sell 4980 Shares as needed for the purpose of making distributions of cash in lieu of Shares or fractional Shares pursuant to Section 15.2, 15.4 or 15.7 hereof or paying Trustee fees;

                  (b) the Trustee may sell or exchange 4980 Shares in response to a tender or exchange offer for Shares pursuant to
                      Section 17.4 hereof; or

                  (c) the Trustee may sell or exchange 4980 Shares to carry out directions of Qualified Persons with respect to the diversification of the investments of their accounts pursuant to Sections 7.3 and 25.2 hereof.

Notwithstanding anything contained in this Trust and Plan to the contrary, any sale or exchange of 4980 Shares shall be subject to Code Section 4980 which requires that 4980 Shares must remain in this Trust and Plan, as the successor by merger to the ESOP, until either distribution to participants in accordance with the provisions of this Trust and Plan or diversification of investment by Qualified Persons in accordance with Sections 7.3 and 25.2 hereof.



                                      25-5

                                  ARTICLE XXVI

                                  MISCELLANEOUS

                  26.1 No insurance company shall be deemed to be a party to this Trust and Plan for any purpose, nor shall it be responsible for the validity of this Trust and Plan. No such company shall be required to look into the terms of this Trust and Plan or question any action of the Trustee hereunder, nor be responsible to see that any action of the Trustee is authorized by the terms of this Trust and Plan. Any such insurance company shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Administrator, or for any change made or action taken by such insurance company upon such direction, and no insurance company shall be obligated to see to the distribution or further application of any moneys so paid by it. The certificate of the Administrator may be received by any insurance company as conclusive evidence of any of the matters mentioned in this Trust and Plan, and each insurance company shall be fully protected in taking or permitting any action on the faith thereof and shall incur no liability or responsibility for doing so.

                  26.2 In the event the Company shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Trust and Plan, the Trust and Plan created hereunder shall terminate and the Trustee shall make distributions as provided in Section 20.2 hereof.

                  26.3 In the event this Trust and Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each participant shall be entitled to receive, if this Trust and Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation



                                      26-1
or transfer if this Trust and Plan had then terminated, in accordance with
Section 414(l) of the Code and Section 208 of ERISA.

                  26.4 Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Trust and Plan, shall be construed as entitling any participant to be continued in the employ of the Company or any affiliate for any period of time nor as obliging the Company or any affiliate to keep any participant in its employ for any period of time, nor shall any employee of the Company or any affiliate nor anyone else have any rights whatsoever, legal or equitable, against the Company or any affiliate or the Trustee as a result of this Trust and Plan except those expressly granted to him hereunder.

                  26.5 No contribution or payment by the Company to the Trustee of this Trust and Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of the Company or any affiliate, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the participants and their beneficiaries under this Trust and Plan, except that the Trustee shall return to the Company upon written request of the Company:

                  (a) any contributions made by the Company by a mistake of
                      fact, provided such contributions are returned to the Company within one (1) year after the date such contributions were made;

                  (b) any contributions made for plan years during which this
                      Trust and Plan did not initially qualify under Section 401(a) of the Code, provided such contributions are returned to the Company within one (1) year after the date of denial of qualification, but only if an application for determination was made with the Internal Revenue Service by the time prescribed by law for filing the Company's tax return for the taxable year in which this Trust and Plan was adopted, or on such later date as the Secretary of the Treasury may prescribe; and

                  (c) any contributions, to the extent that their deduction is disallowed under Section 404 of the Code, provided that such disallowed contributions are returned to the Company within one (1) year after the disallowance of the deduction.


                                      26-2

                  26.6 If any provision of this Trust and Plan shall require the consent of the spouse of a participant, such consent shall be in writing with the signature of the spouse notarized or witnessed by the Administrator. Notwithstanding any provision hereof to the contrary, the consent of the spouse shall not be necessary if it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations. Any consent given by a spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such participant.

                  26.7 Notwithstanding any provision of this Trust and Plan to the contrary, the Administrator, where required by law or where it deems appropriate in its sole discretion, may require spousal consent for any actions taken, elections made, or the exercise of any rights by a married participant under this Trust and Plan. Any consent by a spouse pursuant to this Section shall be made in accordance with Section 26.6 hereof.

                  26.8 Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

                  26.9 This Trust and Plan shall be construed under and in accordance with the laws of the State of Ohio and of the United States of America.

                  26.10 This Trust and Plan may be modified and amended retroactively, if necessary, to secure exemption under Section 401(a) of the Code.

                  26.11 In the event that amounts representing salary deferral contributions are returned to the Company pursuant to the provisions of Section
26.5 hereof, the Company shall



                                      26-3
make payments to the participants on whose behalf such salary deferral contributions were made equal to the total of such refunded amounts.

                  26.12 Any distribution made hereunder to a distributee shall be made directly to such distributee unless he elects a direct rollover pursuant to the second paragraph of this Section; provided, however, that the distributee must acknowledge in writing that he understands that any payment which includes more than two hundred dollars ($200.00) in cash and which, under Code Section 402(c), is eligible to be rolled over to an eligible retirement plan will be subject to withholding taxes.

                  Each distributee shall have the right to direct that any distribution which, under Code Section 402(c), qualifies as an eligible rollover distribution be transferred directly to an eligible retirement plan. A distributee may direct that part of the distribution be transferred directly to an eligible retirement plan and the balance be paid to him, provided that the amount directly transferred to the eligible retirement plan shall be at least five hundred dollars ($500.00). A distributee is not permitted to direct that his distribution be transferred directly to more than one eligible retirement plan. In the event that a distributee fails to make any direction, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.

                  Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:

                  (a) "eligible rollover distribution" shall mean any
                      distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                      (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more;


                                      26-4

                      (ii) any distribution to the extent such distribution is required under Section 15.8 hereof which reflects the requirements under Section 401(a)(9) of the Code; and

                      (iii) the portion of any distribution that is not
                            includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (b) "eligible retirement plan" shall mean:

                      (i)   an individual retirement account described in
                            Section 408(a) of the Code;

                      (ii)  an individual retirement annuity described in
                            Section 408(b) of the Code;

                      (iii) an annuity plan described in Section 403(a) of the
                            Code; or

                      (iv) a qualified trust described in Section 401(a) of the Code;

                      that accepts the distributee's eligible rollover distribution.

                      Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse of a deceased employee, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (c) "distributee" shall mean:

                      (i)   an employee or former employee; and

                      (ii) an employee's or a former employee's surviving spouse and an employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                            Section 19.1(c) hereof, without regard to the interest of the spouse or former spouse.

                  (d) "direct rollover" shall mean a payment by this Trust and
                      Plan to the eligible retirement plan specified by the distributee.

                  26.13 Notwithstanding any provision of this Amendment and Restatement to the contrary, this Amendment and Restatement shall not affect the total balances credited to the accounts of any participant as of the restatement date, and shall not affect the amount or method



                                      26-5
of distribution of the vested interests of participants who died, retired or terminated employment prior to the restatement date.

                  26.14 Notwithstanding any provision of this Trust and Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. In addition, loan repayments will be suspended under Article XI hereof as permitted under Section 414(u)(4) of the Code.



                                      26-6

                  IN WITNESS WHEREOF, SCOTT TECHNOLOGIES, INC. by its appropriate officers duly authorized, and WILMINGTON TRUST COMPANY have caused this Amendment and Restatement of the Trust and Plan, together with the Supplemental Agreement hereto, to be executed as of the 5th day of November, 1998.

                                              SCOTT TECHNOLOGIES, INC.

                                                       ("Company")

                                              By  /s/ W. J. Sickman
                                                 ----------------------------

                                              And /s/ Glen Lindemann
                                                 ----------------------------


                                              WILMINGTON TRUST COMPANY

                                                       ("Trustee")

                                              By  /s/ Barbara Uberti
                                                 ----------------------------

                                              And /s/ Linda M. Bailey
                                                 ----------------------------



                                      26-7

                           ECONOMY ENGINEERING COMPANY
                             SUPPLEMENTAL AGREEMENT
                                       TO
                            SCOTT TECHNOLOGIES, INC.
                   401(k) SAVINGS PLAN FOR SALARIED EMPLOYEES


                  THIS SUPPLEMENTAL AGREEMENT hereby sets forth certain provisions of the SCOTT TECHNOLOGIES, INC. 401(k) SAVINGS PLAN FOR SALARIED EMPLOYEES (hereinafter referred to as the "Trust and Plan") which shall apply solely to the Covered Former Employees and Covered Beneficiaries (as hereinafter defined).

                                   DEFINITIONS

                  The following terms shall have the following meanings whenever used in this Supplemental Agreement:

                  (1) The words "Covered Beneficiary" shall mean all beneficiaries who had amounts transferred on their behalf from the Prior Plan to the Trust and Plan as of the Merger Date.

                  (2) The words "Covered Former Employees" shall mean all former participants in the Prior Plan who:

                      (a) retired or terminated employment prior to the Merger
                          Date; and

                      (b) had amounts transferred from the Prior Plan to the
                          Trust and Plan as of the Merger Date.

                  (3) The words "Merger Date" shall mean December 31, 1995.

                  (4) The words "Prior Plan" shall mean the Economy Engineering Company Restated Salaried Employees' Profit Sharing Plan and Trust.


                           Economy Engineering Company
                   Prior Profit Sharing Plan Participants - 1

                              FORM OF DISTRIBUTION

                  (5) A Covered Former Employee or a Covered Beneficiary who was not receiving benefits from the Prior Plan immediately prior to the Merger Date may, in lieu of receiving distribution of his vested account balances under a method of distribution set forth in Section 15.2, 15.3 or 15.4 of the Trust and Plan, elect to receive distribution of his vested account balances in semi-annual, quarterly or monthly installments. Installment distributions shall not be payable over a period of years in excess of the life expectancy of the Covered Former Employee or the joint life expectancies of the Covered Former Employee and his beneficiary. If the Covered Former Employee shall die prior to the completion of said installments, his beneficiary, determined pursuant to
Article XIV of the Trust and Plan, shall receive the balance of the installments. If the Covered Former Employee is married, any such election shall be effective only if his spouse consents thereto in accordance with Section 26.6 of the Trust and Plan.

                  In addition, if a Covered Former Employee filed an election under the Prior Plan prior to January 1, 1984 that his distribution from the Prior Plan either be under a form or commence after a date not provided for in the Prior Plan or the Trust and Plan, distribution of his account balances shall nevertheless be made in accordance with such election provided that the provisions of such election complied with the terms of the Prior Plan as in effect on the date such election was filed.

                                      LOANS

                  (6) A Covered Former Employee who has an outstanding loan from the Prior Plan shall repay such loan in accordance with the terms and provisions of the Trust and Plan and the collateral promissory note signed by such borrower. However, the terms of any loan from


                           Economy Engineering Company
                   Prior Profit Sharing Plan Participants - 2 the Prior Plan must remain the same and may not be changed. In addition, no such loan may be extended. Any loan from the Prior Plan will be deemed to be an outstanding loan from the Trust and Plan and payments on such a loan shall be made to the Trust and Plan and credited to the borrower's non-forfeitable account. The non-forfeitable account of such borrower shall, to the extent of such borrowing, be deemed segregated for investment purposes. The note representing such loan and the borrower's non-forfeitable account, to the extent of such borrowing, shall not be taken into account in the valuation of the Trust and Plan's investment funds pursuant to Section 7.4 of the Trust and Plan.


                           Economy Engineering Company
                   Prior Profit Sharing Plan Participants - 3